As filed with the Securities and Exchange Commission on October 9, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BGC PARTNERS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-4063515
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

499 Park Avenue

New York, New York 10022

(212) 610-2200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stephen M. Merkel

Executive Vice President,

General Counsel and Secretary

BGC Partners, Inc.

499 Park Avenue

New York, New York 10022

(212) 610-2200

(212) 829-4708 fax

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Christopher T. Jensen

George G. Yearsich

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

(212) 309-6000

(212) 309-6001 fax

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
8.125% senior notes due 2042 (“8.125% Senior Notes”)	(1)	(1)	(1)	(2)
5.375% senior notes due 2019 (“5.375% Senior Notes”)	(1)	(1)	(1)	(2)
4.50% convertible senior notes due 2016, which are convertible into shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”), of the registrant (“Convertible Notes”)	(1)	(1)	(1)	(2)
Class A Common Stock issuable upon conversion of the Convertible Notes	(1)	(1)	(1)	(3)

(1)	This Registration Statement relates to offers and sales of an indeterminate amount of the registrant’s 8.125% Senior Notes, 5.375% Senior Notes and Convertible Notes (collectively, the “Securities”), and the offer of shares of Class A Common Stock into which Convertible Notes may be converted, all in connection with ongoing market-making transactions in the Securities by and through affiliates of the registrant. The 8.125% Senior Notes were previously registered and sold under the registrant’s Registration Statement on Form S-3 (Reg. No. 333-180331). The 5.375% Senior Notes were previously registered and issued under the registrant’s Registration Statement on Form S-4 (Reg. No. 333-201325). The Convertible Notes were offered and sold in a private transaction without registration and are being registered for the first time pursuant hereto.

(2)	Pursuant to Rule 457(q) under the Securities Act of 1933, as amended (the “Securities Act”), no filing fee is required for the registration of an indeterminate amount of the Securities to be offered and sold in market-making transactions by affiliates of the registrant.
(3)	Pursuant to Rule 457(i) under the Securities Act, no filing fee is required for the registration of the offer of an indeterminate amount of shares of Class A Common Stock into which Convertible Notes may be converted. Pursuant to Rule 416(a) under the Securities Act, the amount of shares of Class A Common Stock offered pursuant hereto shall also include an indeterminate amount of additional such shares into which Convertible Notes may become convertible as a result of conversion rate adjustments in accordance with the anti-dilution provisions of the Convertible Notes.

BGC PARTNERS, INC.

8.125% Senior Notes due 2042 (“8.125% Senior Notes”)

5.375% Senior Notes due 2019 (“5.375% Senior Notes”)

4.50% Convertible Senior Notes due 2016 (“Convertible Notes”)

This prospectus of BGC Partners, Inc., which we refer to as “BGC Partners,” “BGC,” “we,” “as,” or “our,” may be used by our affiliate, Cantor Fitzgerald & Co., which we refer to as “CF&Co.,” in connection with offers and sales by CF&Co. of our 8.125% Senior Notes, 5.375% Senior Notes and Convertible Notes (which are convertible into shares of our Class A Common Stock, par value $0.01 per share, which we refer to as our “Class A common stock”) in connection with ongoing market-making transactions. In this prospectus, we refer to the 8.125% Senior Notes, the 5.375% Senior Notes and the Convertible Notes collectively as the “Securities.” Market-making transactions in the Securities may occur in the open market or may be privately negotiated at prevailing market prices at a time of resale or at related or negotiated prices. In these transactions, CF&Co. may act as principal or agent, including as agent for the counterparty in a transaction in which CF&Co. acts as principal, or is agent for both counterparties in a transaction in which CF&Co. does not act as a principal. CF&Co. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of ours may also engage in market-making transactions of this kind and may use this prospectus for that purpose.

We will not receive any proceeds from these market-making transactions.

Neither CF&Co., nor any other of our affiliates, has any obligation to make a market in our Securities, and CF&Co. or any such other affiliate may discontinue market-making activities at any time without notice.

The 8.125% Senior Notes are listed on the New York Stock Exchange under the symbol “BGCA.” Neither the 5.375% Senior Notes nor the Convertible Notes are listed on any exchange. Our Class A common stock is traded on the Nasdaq Global Select Market under the symbol “BGCP.”

An investment in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus, as well as the “Risk Factors” section of our latest Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we refer to as the “SEC,” and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 9, 2015.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our businesses, financial condition, results of operations and prospects might have changed.

i

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” Such statements are based upon current expectations that involve risks and uncertainties. Any statements contained herein or in documents incorporated by reference that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements.

Our actual results and the outcome and timing of certain events may differ significantly from the expectations discussed in the forward-looking statements. Factors that might cause or contribute to such a discrepancy include, but are not limited to, the factors set forth below and may impact either or both of our operating segments:

•	market conditions, including trading volume and volatility, potential deterioration of equity and debt capital markets and markets for commercial real estate and related services, and our ability to access the capital markets;

•	pricing, commissions and fees, and market position with respect to our products and services and those of our competitors;

•	the effect of industry concentration and reorganization, reduction of customers, and consolidation;

•	liquidity, regulatory, and clearing capital requirements and the impact of credit market events;

•	our relationships with Cantor Fitzgerald, L.P. and its affiliates, which we refer to as “Cantor,” including Cantor Fitzgerald & Co., which we refer to as “CF&Co.,” and Cantor Commercial Real Estate Company, L.P., which we refer to as “CCRE,” any related conflicts of interest, any impact of Cantor’s results on our credit ratings and/or the associated outlooks, any loans to or from us or Cantor, CF&Co.’s acting as our sales agent under our controlled equity or other offerings, CF&Co.’s acting as our financial advisor in connection with potential business combinations, dispositions, or other transactions, our participation in various investments, stock loans or cash management vehicles placed by or recommended by CF&Co., and any services by CCRE with respect to finding and reviewing suitable acquisition or partner candidates, structuring transactions, and negotiating and due diligence services;

•	economic or geopolitical conditions or uncertainties, the actions of governments or central banks, and the impact of natural disasters or weather-related or similar events, including power failures, communication and transportation disruptions, and other interruptions of utilities or other essential services;

•	the effect on our businesses, our clients, the markets in which we operate, and the economy in general of possible shutdowns of the U.S. government, sequestrations, uncertainties regarding the debt ceiling and the federal budget, and other potential political impasses;

•	the effect on our businesses of reductions in overall industry volumes in certain of our products as a result of Federal Reserve Board quantitative easing, the ending of quantitative easing, increases in interest rates, market volatility, and other factors, including the level and timing of governmental debt issuances and outstanding amounts;

•	the effect on our businesses of worldwide governmental debt issuances, austerity programs, increases or decreases in deficits, quantitative easing, and potential political impasses or regulatory requirements, including increased capital requirements for banks and other institutions;

•

extensive regulation of our businesses, changes in regulations relating to the financial services, commercial real estate and other industries, and risks relating to compliance matters, including regulatory examinations, inspections, investigations and enforcement actions, and any resulting costs, fines, penalties, sanctions, enhanced oversight, increased financial and capital requirements, and changes to or restrictions or limitations on specific activities, operations, compensatory arrangements, and growth opportunities, including acquisitions, hiring, and new businesses, products, or services;

•	factors related to specific transactions or series of transactions, including credit, performance, and unmatched principal risk, trade failures, counterparty failures, and the impact of fraud and unauthorized trading;

•	costs and expenses of developing, maintaining, and protecting our intellectual property, as well as employment and other litigation and their related costs, including judgments or settlements paid or received and the impact thereof on our financial results and cash flows in any given period;

•	certain financial risks, including the possibility of future losses, reduced cash flows from operations, increased leverage and the need for short- or long-term borrowings, including from Cantor, or other sources of cash relating to acquisitions, dispositions, or other matters, potential liquidity and other risks relating to our ability to obtain financing or refinancing of existing debt on terms acceptable to us, if at all, and risks of the resulting leverage, including potentially causing a reduction in our credit ratings and/or the associated outlooks and increased borrowing costs, as well as interest rate and foreign currency exchange rate fluctuations;

•	risks associated with the temporary or longer-term investment of our available cash, including defaults or impairments on our investments, stock loans or cash management vehicles and collectability of loan balances owed to us by partners, employees, or others;

•	our ability to enter new markets or develop new products, trading desks, marketplaces, or services and to induce customers to use these products, trading desks, marketplaces, or services and to secure and maintain market share;

•	our ability to enter into marketing and strategic alliances and business combinations or other transactions in the financial services, real estate, and other industries, including acquisitions, tender offers, dispositions, reorganizations, partnering opportunities and joint ventures, and our ability to maintain or develop relationships with independently owned offices in our real estate services business, the anticipated benefits of any such transactions or relationships and the future impact of any such transactions or relationships on our financial results for current or future periods, the integration of any completed acquisitions and the use of proceeds of any completed dispositions, and the value of and any hedging entered into in connection with consideration received or to be received in connection with such dispositions;

•	our estimates or determinations of potential value with respect to various assets or portions of our businesses, including with respect to the accuracy of the assumptions or the valuation models or multiples used;

•	our ability to hire and retain personnel, including brokers, salespeople, managers, and other professionals;

•	our ability to expand the use of technology for hybrid and fully electronic trading in our product and service offerings;

•	our ability to effectively manage any growth that may be achieved, while ensuring compliance with all applicable financial reporting, internal control, legal compliance, and regulatory requirements;

•	our ability to identify and remediate any material weaknesses in our internal controls that could affect our ability to prepare financial statements and reports in a timely manner, control our policies, practices and procedures, operations and assets, assess and manage our operational, regulatory, and financial risks, and integrate our acquired businesses and brokers, salespeople, managers and other professionals;

•	the effectiveness of our risk management policies and procedures, and the impact of unexpected market moves and similar events;

•	information technology risks, including, capacity constraints, failures, or disruptions in our systems or those of the clients, counterparties, exchanges, clearing facilities, or other parties with which we interact, including cybersecurity risks and incidents and regulatory focus;

•	the fact that the prices at which shares of our Class A common stock are sold in one or more of our controlled equity offerings or in other offerings or other transactions may vary significantly, and purchasers of shares in such offerings or transactions, as well as existing stockholders, may suffer significant dilution if the price they paid for their shares is higher than the price paid by other purchasers in such offerings or transactions;

•	our ability to meet expectations with respect to payments of dividends and distributions and repurchases of shares of our Class A common stock and purchases or redemptions of limited partnership interests of BGC Holdings, L.P., which we refer to as “BGC Holdings,” or other equity interests in our subsidiaries, including from Cantor, our executive officers, other employees, partners, and others, and the net proceeds to be realized by us from offerings of our shares of Class A common stock; and

•	the effect on the market for and trading price of our Class A common stock of various offerings and other transactions, including our controlled equity and other offerings of our Class A common stock and convertible or exchangeable debt securities, our repurchases of shares of our Class A common stock and purchases of BGC Holdings limited partnership interests or other equity interests in our subsidiaries, any exchanges or redemptions of limited partnership units and issuances of shares of Class A common stock in connection therewith, including in partnership restructurings, our payment of dividends on our Class A common stock and distributions on BGC Holdings limited partnership interests, convertible arbitrage, hedging, and other transactions engaged in by holders of our Convertible Notes and counterparties to our capped call transactions, share sales and stock pledge, stock loan, and other financing transactions by holders of our shares (including by Cantor or others), including of shares acquired pursuant to our employee benefit plans, unit exchanges and redemptions, partnership restructurings, acquisitions, conversions of our Class B common stock and our convertible notes, conversions or exchanges of our convertible or exchangeable debt securities, stock pledge, stock loan, or other financing transactions, and distributions from Cantor pursuant to Cantor’s distribution rights obligations and other distributions to Cantor partners, including deferred distribution rights shares.

The foregoing risks and uncertainties, as well as any risks and uncertainties referred to under the heading “Risk Factors” and those incorporated by reference herein, may cause actual results and events to differ materially from the forward-looking statements. The information included or incorporated by reference is given as of the respective dates of this prospectus or the documents incorporated by reference herein, and future results or events could differ significantly from these forward-looking statements. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CERTAIN DEFINED TERMS

Unless we otherwise indicate or unless the context requires otherwise, any reference in this prospectus to:

•	“5.375% Senior Notes” refers to the BGC Partners 5.375% senior notes due 2019, which are not convertible into shares of Class A common stock;

•	“8.125% Senior Notes” refers to the BGC Partners 8.125% senior notes due 2042, which are not convertible into shares of Class A common stock;

•	“8.375% GFI Notes” refers to the GFI 8.375% senior notes due 2018, which are not convertible into shares of GFI common stock or shares of our Class A common stock;

•	“April 2008 distribution rights shares” refers to shares of Class A common stock distributed, or to be distributed on a deferred basis, by Cantor to certain current and former partners of Cantor pursuant to distribution rights provided to such partners on April 1, 2008;

•	“BGC Global” refers to BGC Global Holdings, L.P., which holds the non-U.S. businesses of BGC Partners;

•	“BGC Holdings” refers to BGC Holdings, L.P.;

•	“BGC Partners” refers to BGC Partners, Inc. and its consolidated subsidiaries;

•	“BGC Partners OldCo” refers to BGC Partners, LLC (formerly known as BGC Partners, Inc.) before the merger;

•	“BGC U.S.” refers to BGC Partners, L.P., which holds the U.S. businesses of BGC Partners;

•	“Cantor” refers to Cantor Fitzgerald, L.P. and its subsidiaries other than BGC Partners;

•	“CF&Co.” refers to Cantor Fitzgerald & Co.;

•	“CFGM” refers to CF Group Management, Inc., the managing general partner of Cantor;

•	“Class A common stock” refers to BGC Partners Class A common stock, par value $0.01 per share;

•	“Class B common stock” refers to BGC Partners Class B common stock, par value $0.01 per share;

•	“common stock” refers to Class A common stock and Class B common stock, collectively;

•	“Convertible Notes” refers to the BGC Partners 4.50% convertible senior notes due 2016, which are convertible into shares of Class A common stock;

•	“deferred distribution rights shares” refers to distribution rights shares to be distributed by Cantor on a deferred basis;

•	“distribution rights” refers to the obligation of Cantor to distribute to certain current and former partners of Cantor shares of Class A common stock;

•	“distribution rights shares” refers to the April 2008 distribution rights shares and the February 2012 distribution rights shares, collectively;

•	“eSpeed” refers to eSpeed, Inc.;

v

•	“February 2012 distribution rights shares” refers to shares of Class A common stock to be distributed on a deferred basis to certain partners of Cantor in payment of previous quarterly partnership distributions pursuant to distribution rights provided to such partners on February 14, 2012;

•	“founding partners” refers to the individuals who became limited partners of BGC Holdings in the mandatory redemption of interests in Cantor in connection with the separation and merger and who provide services to BGC Partners (provided that members of the Cantor group and Howard W. Lutnick (including any entity directly or indirectly controlled by Mr. Lutnick or any trust with respect to which he is a grantor, trustee or beneficiary) are not founding partners);

•	“founding/working partners” refers to founding partners and/or working partners of BGC Holdings;

•	“GAAP” refers to accounting principles generally accepted in the United States of America;

•	“GFI” refers to GFI Group Inc.;

•	“limited partners” refers to holders of limited partnership units;

•	“limited partnership interests” refers to founding/working partner units, limited partnership units and Cantor units, collectively;

•	“limited partnership units” refers to, among others, REUs, RPUs, PSUs, PSIs, LPUs, PPSUs and NPSUs of BGC Holdings, collectively;

•	“merger” refers to the merger of BGC Partners OldCo with and into eSpeed on April 1, 2008 pursuant to the Agreement and Plan of Merger, dated as of May 29, 2007, as amended as of November 5, 2007 and February 1, 2008, by and among eSpeed, BGC Partners OldCo, Cantor, BGC U.S., BGC Global and BGC Holdings;

•	“NASDAQ OMX” refers to The NASDAQ OMX Group, Inc.;

•	“NASDAQ OMX Transaction” refers to BGC Partners’ sale of its on-the-run, electronic benchmark U.S. Treasury platform to NASDAQ OMX;

•	“OpCos” refers to BGC U.S. and BGC Global, collectively;

•	“outstanding notes” refers to the 8.125% Senior Notes, the 5.375% Senior Notes, the Convertible Notes and the 8.375% GFI Notes, collectively;

•	“RSUs” refers to BGC Partners’ unvested restricted stock units held by certain employees of BGC Partners and other persons who provide services to BGC Partners;

•	“Securities” refers to the 8.125% Senior Notes, the 5.375% Senior Notes and the Convertible Notes, collectively.

•	“Securities Act” refers to the Securities Act of 1933, as amended;

•	“separation” refers to the transfer by Cantor of certain assets and liabilities to BGC Partners OldCo and/or its subsidiaries pursuant to the Separation Agreement, dated as of March 31, 2008, by and among Cantor, BGC Partners OldCo, BGC U.S., BGC Global and BGC Holdings;

•	“working partners” refers to holders of working partner units; and

•	“working partner units” refers to partnership units of BGC Holdings held by working partners.

SUMMARY

This summary highlights selected information from this prospectus, but may not contain all information that may be important to you. The following summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our Securities, you should carefully read this entire prospectus and the documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference.” See the “Certain Defined Terms” section beginning on page v of this prospectus for the definition of certain terms used in this prospectus.

When we use the words “BGC Partners,” “BGC,” “we,” “us,” or “our,” we are referring to BGC Partners, Inc. and its consolidated subsidiaries.

The Company

We are a leading global brokerage company servicing the financial and real estate markets through our two segments, Financial Services and Real Estate Services. Our Financial Services segment specializes in the brokerage of a broad range of products, including fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, energy and commodity derivatives and futures. We also provide a wide range of services, including trade execution, broker-dealer services, clearing, processing, information, and other back-office services to a broad range of financial and non-financial institutions. Our integrated platform is designed to provide flexibility to customers with regard to price discovery, execution and processing of transactions, and enables them to use voice, hybrid, or in many markets, fully electronic brokerage services in connection with transactions executed either over-the-counter or through an exchange. Through our BGC Trader ™, BGC Market Data, Trayport ® and FENICS® brands, we offer financial technology solutions, market data, and analytics related to select financial instruments and markets.

On February 26, 2015, we successfully completed our tender offer to acquire shares of common stock, par value $0.01 per share, of GFI Group Inc., which we refer to as “GFI,” for $6.10 per share in cash and accepted for purchase 54.3 million shares, which we refer to as the “Tendered Shares,” tendered to us pursuant to our offer. We issued payment for the Tendered Shares on March 4, 2015 in the aggregate amount of $331.1 million. The Tendered Shares, together with the 17.1 million shares of GFI common stock then already owned by us, represented approximately 56% of GFI’s then-outstanding shares of common stock as of the date of purchase. As part of a tender offer agreement with GFI, we became entitled to designate six out of eight directors on the GFI board of directors. These designees were appointed to the GFI board effective February 26, 2015. On April 28, 2015, we purchased from GFI approximately 43.0 million additional shares of GFI common stock, for an aggregate purchase price of $250 million paid in the form of a note, increasing our ownership of shares of GFI common stock to approximately 67%. We are obligated to enter into a back-end merger agreement to acquire the outstanding shares of GFI common stock that we do not own, subject to certain conditions, by December 21, 2015. It is expected that the merger will be completed no later than January 29, 2016.

On July 10, 2015, we and GFI entered into a guarantee agreement pursuant to which we have fully and unconditionally guaranteed the 8.375% GFI Notes, which we refer to as the “BGC Guarantee.” As a result of the BGC Guarantee, the ratings on the 8.375% GFI Notes were increased, and the penalty interest rate payable on the 8.375% GFI Notes was reduced to 25 basis points effective July 19, 2015.

GFI is a leading intermediary and provider of securities trading technologies and support services to the global OTC and listed markets. GFI serves more than 2,500 institutional clients in operating electronic and hybrid markets for cash and derivative products across multiple asset classes. While BGC and GFI are expected to remain separately branded divisions for the foreseeable future, GFI now operates as a controlled company and as a division of BGC within our Financial Services segment, reporting to Shaun Lynn, President of BGC and GFI, and its financial results are consolidated as part of BGC.

Newmark Grubb Knight Frank, which we refer to as “NGKF,” is a full-service commercial real estate platform that comprises our Real Estate Services segment. Through NGKF, we offer commercial real estate tenants, owners, investors and developers a wide range of services, including leasing and corporate advisory, investment sales and financial services, consulting, project management, and property and facilities management.

Our customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, property owners, real estate developers and investment firms. We have offices in dozens of major markets, including New York and London, as well as Atlanta, Beijing, Bogota, Boston, Brussels, Buenos Aires, Cape Town, Charlotte, Chicago, Copenhagen, Dallas, Denver, Dubai, Dublin, Hong Kong, Houston, Istanbul, Johannesburg, Lima, Los Angeles, Madrid, Manila, Mexico City, Miami, Moscow, Nyon, Paris, Philadelphia, Rio de Janeiro, San Francisco, Santa Clara, Santiago, Săo Paulo, Seoul, Shanghai, Singapore, Sugar Land (TX), Sydney, Tel Aviv, Tokyo, Toronto, Washington, D.C. and Zurich.

Our Organizational Structure

We are a holding company, and our business is operated through two operating partnerships, BGC U.S., which holds our U.S. businesses, and BGC Global, which holds our non-U.S. businesses. The limited partnership interests of the two operating partnerships are held by us and BGC Holdings, and the limited partnership interests of BGC Holdings are currently held by limited partnership unit holders, founding partners, and Cantor. We hold the BGC Holdings general partnership interest and the BGC Holdings special voting limited partnership interest, which entitle us to remove and appoint the general partner of BGC Holdings, and serve as the general partner of BGC Holdings, which entitles us to control BGC Holdings. BGC Holdings, in turn, holds the BGC U.S. general partnership interest and the BGC U.S. special voting limited partnership interest, which entitle the holder thereof to remove and appoint the general partner of BGC U.S., and the BGC Global general partnership interest and the BGC Global special voting limited partnership interest, which entitle the holder thereof to remove and appoint the general partner of BGC Global, and serves as the general partner of BGC U.S. and BGC Global, all of which entitle BGC Holdings (and thereby us) to control each of BGC U.S. and BGC Global. BGC Holdings holds its BGC Global general partnership interest through a company incorporated in the Cayman Islands, BGC Global Holdings GP Limited.

Executive Offices

Our executive offices are located at 499 Park Avenue, New York, New York 10022, while our international headquarters are located at 1 Churchill Place, Canary Wharf, London E14 5RD, United Kingdom. Our telephone number is (212) 610-2200. Our website is located at www.bgcpartners.com , and our e-mail address is info@bgcpartners.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

Ratio of Earnings to Fixed Charges

The following table presents the ratio of earnings to fixed charges for us and our consolidated subsidiaries for each of the periods indicated, including GFI beginning with the quarter ended March 31, 2015. See “Ratio of Earnings to Fixed Charges.”

	Six Months Ended June 30, 2015	Year Ended December 31,
		2014	2013	2012	2011	2010
Ratio of earnings to fixed charges(1)(2)(3)	2.5	1.1	7.9	2.9	3.4	5.1

(1)	Income from operations before income taxes does not include gains or losses from equity investees.
(2)	Fixed charges reflect our 5.375% Senior Notes from their issuance on December 9, 2014 and the 8.375% GFI Notes and the balance outstanding under the GFI Second Amended and Restated Credit Agreement, dated as of December 20, 2010, which we refer to as the “GFI Credit Agreement,” from March 2, 2015. Fixed charges also reflect our 8.75% Convertible Senior Notes due April 15, 2015, which were converted in full into Class A common stock on April 13, 2015.
(3)	Does not reflect the reduction in the penalty interest rate payable on the 8.375% GFI Notes effective July 19, 2015, our borrowing of $100,000,000 from Cantor on October 1, 2015 under a Revolving Credit Agreement, dated as of October 1, 2015, between us and Cantor, or GFI’s repayment of its $75,000,000 then-outstanding balance under the GFI Credit Agreement, with the proceeds of a $75,000,000 loan from us, on October 2, 2015.

RISK FACTORS

An investment in our Securities involves risks and uncertainties. You should consider carefully the risks described below, as well as the “Risk Factors” section in our latest Annual Report on Form 10-K filed with the SEC, and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein, as well as the other information included in this prospectus before making an investment decision. Any of the risk factors could significantly and negatively affect our businesses, financial condition, results of operations, cash flows, and prospects and the trading price of our Securities. You could lose all or part of your investment.

Risks Related to the Securities

The Securities are structurally subordinated to the obligations of our subsidiaries and to any secured indebtedness we may incur, and this may limit our ability to satisfy our obligations under the Securities.

The Securities are our senior unsecured obligations and rank equally with all of our other indebtedness that is not expressly subordinated to the Securities. However, the Securities will be structurally subordinated to all obligations of our subsidiaries and to any secured indebtedness we may incur to the extent of the value of the collateral securing such indebtedness.

We conduct substantially all of our operations through our subsidiaries. We do not have any material assets other than our direct and indirect ownership in the equity of our operating subsidiaries. As a result, our cash flow and our ability to service our debt, including the Securities, are dependent upon the earnings of our subsidiaries. In addition, we are dependent on the distribution of earnings, loans or other payments by our subsidiaries to us. Certain debt and security agreements entered into by our subsidiaries contain various restrictions, including restrictions on payments by our subsidiaries to us and the transfer by our subsidiaries of assets pledged as collateral. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any of our subsidiaries, we, as an equity owner of such subsidiary, and therefore holders of our debt, including the Securities, will be subject to the prior claims of such subsidiary’s creditors, including trade creditors, and any preferred equity holders.

The Securities will also be effectively subordinated to any secured indebtedness we may incur to the extent of the value of the collateral securing such indebtedness. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures such secured indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the Securities, until such secured indebtedness is satisfied in full.

There are limited covenants and protections in the indentures governing the Securities.

While the indentures governing the Securities contain terms intended to provide protection to holders upon the occurrence of certain events involving significant corporate transactions, these terms are limited and may not be sufficient to protect an investment in the Securities. For example, there are no financial covenants. As a result, we are not restricted under the terms of the Securities from entering into transactions that could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or our credit ratings, or otherwise adversely affect the holders of the Securities.

Ratings of the Securities may not reflect all risks of an investment in the Securities and changes in our credit ratings could adversely affect the market price of the Securities.

Our long-term debt is currently rated by two nationally recognized statistical rating organizations. A debt rating is not a recommendation to purchase, sell or hold the Securities. Moreover, a debt rating does not reflect all risks of an investment in the Securities and does not take into account market price or suitability for a particular investor. The respective market prices for the Securities are based on a number of factors, including our ratings with major rating agencies. Rating agencies revise their ratings for the companies that they follow from time to time, and our ratings may be revised or withdrawn in their entirety at any time. We cannot be sure that rating agencies will maintain their current ratings. We undertake no obligation to maintain the ratings or to advise holders of Securities of any change in ratings. A negative change in our ratings could have an adverse effect on the market price or liquidity of the Securities.

Changes in the credit markets could adversely affect the market prices of the Securities.

The market prices of the Securities will be based on a number of factors, including:

•	the prevailing interest rates being paid by other companies similar to us; and

•	the overall condition of the financial markets.

The condition of the credit markets and prevailing interest rates have fluctuated in the past and can be expected to fluctuate in the future. Fluctuations in these factors could have an adverse effect on the prices and liquidity of the Securities. In addition, the market price for the Convertible Notes will be impacted by the market price of our Class A common stock.

There may not be an active trading market for any of the Securities, which could adversely affect the prices of the Securities in the secondary market and a holder’s ability to resell its Securities should it desire to do so.

We cannot make any assurance as to:

•	the existence of active trading markets for the Securities;

•	the liquidity of any trading market;

•	the ability of holders to sell their Securities; or

•	the price at which the holders would be able to sell their Securities.

Certain financial institutions (including CF&Co. and other affiliates of ours, who may use this prospectus to do so) may make a market in the Securities. However, no such financial institution, including CF&Co. and any such other affiliate, has any obligation to make a market in the Securities, and any such financial institution (including CF&Co. and any such other affiliate) may discontinue market-making activities in the Securities at any time without notice.

There is no assurance that active trading markets in the Securities will exist. If there are no active trading markets for the Securities, the market prices and liquidity of the Securities is likely to be adversely affected.

Risks Related to the 8.125% Senior Notes and the 5.375% Senior Notes (collectively referred to as the “Senior Notes”)

We may not be able to repurchase the Senior Notes upon a Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event (as defined in the indentures governing the Senior Notes), unless we have exercised our right to redeem the Senior Notes, holders of Senior Notes will have the right to require us to repurchase all or any part of their Senior Notes for cash at a price equal to 101% of the then-outstanding aggregate principal amount repurchased plus accrued and unpaid interest, if any, on the Senior Notes repurchased, to, but excluding, the date of purchase. If we experience a Change of Control Triggering Event, we can offer no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase any or all of the Senior Notes should any holder elect to cause us to do so. Our failure to repurchase any Senior Notes as required would result in a default under such Senior Notes, which in turn could result in defaults under agreements governing certain of our other indebtedness, including the acceleration of the payment of any borrowings thereunder, and have material adverse consequences for us and the holders of the Senior Notes.

In addition, the change of control provisions may not protect holders of Senior Notes from certain important corporate events (such as acquisitions by us, recapitalizations or “going private” transactions by our affiliates) that could negatively affect the value of the Senior Notes. A change of control transaction may only occur if there is a change in the controlling interest in our business. For a Change of Control Triggering Event to occur there must be not only a change of control transaction as defined in the indentures governing the Senior Notes, but also a ratings downgrade of the type specified in such indenture resulting from such transaction. If an event occurs that does not constitute a “Change of Control Triggering Event,” we will not be required to make an offer to repurchase the Senior Notes and holders may be required to continue to hold Senior Notes despite the event. See “Description of Securities—Description of 8.125% Senior Notes—Offer to Repurchase Upon a Change of Control Triggering Event” and “Description of Securities—Description of 5.375% Senior Notes—Offer to Repurchase Upon a Change of Control Triggering Event.”

Redemption of the 8.125% Senior Notes may adversely affect the return on such notes.

On or after June 26, 2017, we will have the right to redeem some or all of the 8.125% Senior Notes prior to maturity at a redemption price equal to 100% of the principal amount of the 8.125% Senior Notes to be redeemed, plus accrued but unpaid interest on the principal amount being redeemed to, but not including, the redemption date. We may redeem the 8.125% Senior Notes at times when prevailing interest rates may be relatively low. Accordingly, a holder of 8.125% Senior Notes may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the 8.125% Senior Notes.

Risks Related to the Convertible Notes

Holders of Convertible Notes are not entitled to any rights with respect to our Class A common stock, but will be subject to all changes affecting our Class A common stock.

Holders of Convertible Notes, are not be entitled to any rights with respect to our Class A common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our Class A common stock), but will be subject to all changes affecting our Class A common stock. A holder of Convertible Notes will have rights with respect to our Class A common stock only if it receives shares of our Class A common stock upon conversion and only as of the conversion date (if we elect to settle our conversion obligation solely in shares of our Class A common stock) or as of the last trading day of the applicable cash settlement averaging period (if we elect to settle our conversion obligation with a combination of cash and shares of our Class A common stock).

The market price of our Class A common stock may be volatile, which could cause the value of an investment in Convertible Notes to decline.

The market price of our Class A common stock has experienced, and may continue to experience, significant volatility. Numerous factors, including many over which we have no control, may have a significant impact on the market price of our Class A common stock. In addition, the stock market may experience price and trading volume fluctuations unrelated or disproportionate to the operating performance of individual companies. These market fluctuations may adversely affect the price of our Class A common stock, regardless of our operating performance. As a result of these factors, among others, the value of an investment in Convertible Notes may decline because a decrease in the market price of our Class A common stock would likely adversely impact the trading price of Convertible Notes.

Future sales of shares of our Class A common stock may depress its market price.

We have an existing controlled equity offering program with respect to our Class A common stock, and we may, in the future, sell shares of our Class A common stock to raise capital. In addition, we have an effective registration statement under the Securities Act pursuant to which Cantor could sell up to approximately 24.0 million shares of Class A common stock. Sales of substantial amounts of additional shares of Class A common stock by us, Cantor or other stockholders, sales of shares of Class A common stock underlying the Convertible Notes as well as sales of shares of Class A common stock that may be issued in connection with future acquisitions or for other purposes, or the perception that such sales could occur, may have a harmful effect on prevailing market price for our Class A common stock.

A holder of Convertible Notes may receive less proceeds than expected upon conversion of its Convertible Notes because the value of our Class A common stock may decline (or not appreciate as much as expected) between the day that such holder exercises its conversion right and the day the conversion value of the Convertible Note is finally determined.

Unless we elect to deliver solely shares of our Class A common stock in respect of our conversion obligation, we will satisfy our conversion obligation to holders of Convertible Notes by paying cash in respect of a specified portion of our conversion obligation and by delivering shares of our Class A common stock in settlement of any amounts in excess of such specified portion of our conversion obligation. Accordingly, upon conversion of Convertible Notes, a holder may not receive any shares of our Class A common stock, or may receive fewer shares of our Class A common stock relative to the conversion value of that note.

If we elect to satisfy our conversion obligation by paying cash in respect of a specified portion of our conversion obligation, the amount of consideration that a holder will receive upon conversion of Convertible Notes will be in part determined by reference to the volume-weighted average prices of our Class A common stock for each trading day in a 40 trading-day cash settlement averaging period. As described under “Description of Securities—Description of Convertible Notes—Settlement upon Conversion,” this period means, for Convertible Notes with a conversion date occurring on or after March 15, 2016, the 40 consecutive trading-day period beginning on, and including, the 42nd scheduled trading day prior to the maturity date, and in all other instances, the 40 consecutive trading-day period beginning on, and including, the third trading day immediately following the relevant conversion date. As a result, upon conversion of the Convertible Notes, a holder may receive less proceeds than expected because the value of our Class A common stock may decline (or not appreciate as much as expected) between the day that such holder exercises its conversion right and the day the conversion value of such Convertible Notes is finally determined.

The conversion rate for Convertible Notes may not be adjusted for all dilutive events.

The conversion rate of the Convertible Notes is subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our Class A common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, certain cash dividends and certain issuer tender or exchange offers as described under “Description of Securities—Description of Convertible Notes—Conversion Rights—Conversion Rate Adjustments.” Such conversion rate will not be adjusted, however, for other events, such as a third-party tender or exchange offer or an issuance of Class A common stock for cash, that may adversely affect the trading price of the Convertible Notes or our Class A common stock. In addition, an event that adversely affects the value of the Convertible Notes may occur, and that event may not result in an adjustment to such conversion rate.

The adjustment to the applicable conversion rate for Convertible Notes converted in connection with a specified corporate transaction may not adequately compensate a holder for any loss in value of its Convertible Notes as a result of such transaction.

If a specified corporate transaction constituting a make-whole fundamental change, as described under “Description of Securities—Description of Convertible Notes—Fundamental Change Permits Holders to Require Us to Purchase Convertible Notes,” occurs, under certain circumstances we will increase the applicable conversion rate by a number of additional shares of our Class A common stock for Convertible Notes converted in connection with such specified corporate transaction. The increase in the applicable conversion rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid per share of our Class A common stock in, or the price of our Class A common stock over a ten trading-day period immediately preceding the effective date of, such transaction, as described under “Description of Securities—Description of Convertible Notes—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon Certain Corporate Transactions.” The adjustment to the applicable conversion rate for Convertible Notes converted in connection with a specified corporate transaction may not adequately compensate holders of Convertible Notes for any loss in value of the Convertible Notes as a result of such transaction. In addition, if the stock price for such transaction (determined as described under “Description of Notes—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon Certain Corporate Transactions”) is greater than $15.00 per share, or if such price is less than $8.20 per share (each such price, subject to adjustment), no adjustment will be made to the applicable conversion rate.

If we elect a cash settlement or a combination settlement in connection with conversion of the Convertible Notes, it may have adverse consequences.

In lieu of delivery of shares of our Class A common stock in satisfaction of our obligation upon conversion of the Convertible Notes, we may settle the Convertible Notes surrendered for conversion entirely in cash or in a combination of cash and shares of our Class A common stock. This feature of the Convertible Notes, as described further under “Description of Securities—Description of Convertible Notes—Settlement upon Conversion,” may:

•	result in holders receiving no shares of our Class A common stock upon conversion or fewer shares relative to the conversion value of the Convertible Notes;

•	reduce our liquidity;

•	delay holders’ receipt of the consideration due upon conversion; and

•	subject holders to the market risks of our Class A common stock before receiving any shares upon conversion.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to purchase the Convertible Notes.

Upon the occurrence of certain fundamental change transactions described under “Description of Securities—Description of Convertible Notes—Fundamental Change Permits Holders to Require Us to Purchase Convertible Notes,” holders of Convertible Notes have the right to require us to repurchase the Convertible Notes. However, the fundamental change provisions will only afford protection to holders of Convertible Notes in the event of certain transactions. Other transactions, such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us, may not constitute a fundamental change requiring us to repurchase the Convertible Notes. In the event of any such transaction, holders would not have the right to require us to repurchase the Convertible Notes, even though each of these transactions could increase the amount of our indebtedness or otherwise adversely affect our capital structure or our credit ratings, thereby adversely affecting the holders of Convertible Notes.

We may not be able to purchase the Convertible Notes upon a fundamental change as required by the indenture governing the Convertible Notes.

Holders may require us to purchase their Convertible Notes for cash upon a fundamental change as described under “Description of Securities—Description of Convertible Notes—Fundamental Change Permits Holders to Require Us to Purchase Convertible Notes.” A fundamental change may also constitute an event of default, and result in the effective acceleration of the maturity of our then-existing indebtedness. There can be no assurance that we would have sufficient financial resources, or would be able to arrange financing, to pay the fundamental change purchase price in full for the Convertible Notes surrendered by the holders in cash. In addition, the terms of any then existing credit facilities and financing agreements may limit our ability to pay any fundamental change purchase price. Failure by us to purchase the Convertible Notes when required will result in an event of default with respect to the Convertible Notes.

The fundamental change provisions may delay or prevent an otherwise beneficial takeover attempt of us.

The fundamental change purchase rights, which will allow holders of Convertible Notes to require us to purchase all or a portion of their Convertible Notes upon the occurrence of a fundamental change, as defined in “Description of Securities—Description of Convertible Notes—Fundamental Change Permits Holders to Require Us to Purchase Convertible Notes,” and the provisions requiring an increase to the conversion rate for conversions in connection with make-whole fundamental changes may in certain circumstances delay or prevent a takeover of us and the removal of incumbent management that might otherwise be beneficial to investors.

A holder of Convertible Notes may be subject to tax upon an adjustment to, or a failure to adjust, the conversion rate of the Convertible Notes even though it did not receive a corresponding cash distribution.

The conversion rate of the Convertible Notes is subject to adjustment in certain circumstances, including the payment of certain cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our Class A common stockholders, such as a cash dividend, a holder of Convertible Notes will be deemed to have received for U.S. federal income tax purposes a taxable dividend to the extent of our earnings and profits without the receipt of any cash. In addition, a failure to adjust (or adjust adequately) the conversion rate after an event that increases a holder’s proportionate interest in us could be treated as a deemed taxable dividend to the holder. If the holder is a non-U.S. holder, such deemed dividend may be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty), which may be set off against subsequent payments on the notes. See “Description of Securities—Description of Convertible Notes—Conversion Rights—Conversion Rate Adjustments.”

If a make-whole fundamental change occurs on or prior to the maturity date of the Convertible Notes, under some circumstances, we will increase the conversion rate for notes converted in connection with such make-whole fundamental change. Such increase may be treated as a distribution subject to U.S. federal income tax as a dividend. See “Description of Securities—Description of Convertible Notes—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon Certain Corporate Transactions.”

USE OF PROCEEDS

We will not receive any of the proceeds from the market-making activities in our Securities by CF&Co. (or any other of our affiliates) pursuant to this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents the ratio of earnings to fixed charges for us and our consolidated subsidiaries for each of the periods indicated, including GFI beginning with the quarter ended March 31, 2015. For the purposes of calculating the ratio of earnings to fixed charges, “earnings” consist of income from operations before income taxes and fixed charges, net. “Fixed charges” consist of interest expense incurred on all indebtedness, amortized premiums, discounts and capitalized expenses relating to indebtedness and interest within rental expense. Neither we nor any of our consolidated subsidiaries had any preferred shares outstanding for any of the periods reflected in this table.

	Six Months Ended June 30, 2015	Year Ended December 31,
		2014	2013	2012	2011	2010
	(dollars in thousands)
Earnings:
Income from operations before income taxes (1)	$51,923	$5,433	$275,429	$67,512	$60,964	$63,855
Add: Fixed charges, net (2)(3)	34,344	37,949	39,932	36,385	25,606	15,409

Income from operations before income taxes and fixed charges, net	$86,267	$43,382	$315,361	$103,897	$86,570	$79,264

Fixed charges:
Total interest expense	$30,980	$32,297	$32,411	$29,419	$22,798	$14,080
Amortized premiums, discounts and capitalized expenses related to indebtedness	3,361	5,648	5,921	5,466	1,808	129
Interest within rental expense	3	4	1,600	1,500	1,000	1,200

Total fixed charges	$34,344	$37,949	$39,932	$36,385	$25,606	$15,409

Ratio of earnings to fixed charges	2.5	1.1	7.9	2.9	3.4	5.1

(1)	Income from operations before income taxes does not include gains or losses from equity investees.
(2)	Fixed charges reflect our 5.375% Senior Notes from their issuance on December 9, 2014 and the 8.375% GFI Notes and the balance outstanding under the GFI Second Amended and Restated Credit Agreement, dated as of December 20, 2010, which we refer to as the “GFI Credit Agreement,” from March 2, 2015. Fixed charges also reflect our 8.75% Convertible Senior Notes due April 15, 2015, which were converted in full into Class A common stock on April 13, 2015.
(3)	Does not reflect the reduction in the penalty interest rate payable on the 8.375% GFI Notes effective July 19, 2015, our borrowing of $100,000,000 from Cantor on October 1, 2015 under a Revolving Credit Agreement, dated as of October 1, 2015, between us and Cantor, or GFI’s repayment of its $75,000,000 then-outstanding balance under the GFI Credit Agreement, with the proceeds of a $75,000,000 loan from us, on October 2, 2015.

DESCRIPTION OF SECURITIES

Description of 8.125% Senior Notes

We issued the 8.125% Senior Notes under a base indenture, as supplemented by a supplemental indenture (which we refer to collectively as the “indenture governing the 8.125% Senior Notes”), that we, as issuer, entered into with U.S. Bank National Association, as trustee, and that have been filed as exhibits to the registration statement of which this prospectus is a part. The statements made in this section relating to the 8.125% Senior Notes are summaries of the material provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the 8.125% Senior Notes, such indenture and such supplemental indenture, including the definitions therein of certain terms. You should read these documents carefully to fully understand the terms of the 8.125% Senior Notes because they, and not this description, will define your rights as holders of the 8.125% Senior Notes.

General

The 8.125% Senior Notes are our senior unsecured obligations and rank equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding. The 8.125% Senior Notes will mature on June 15, 2042, unless previously redeemed or repurchased in full by us as provided below under “—Optional Redemption” or “—Offer to Repurchase Upon a Change of Control Triggering Event.”

The 8.125% Senior Notes bear interest at the rate of 8.125% per annum to the stated maturity or the date of earlier redemption. Interest on the 8.125% Senior Notes is payable on the 15th day of March, June, September and December of each year to the persons in whose names such 8.125% Senior Notes were registered at the close of business on the immediately preceding 1st day of March, June, September and December (whether or not a business day), respectively.

Interest payments in respect of the 8.125% Senior Notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for, to, but not including, the applicable interest payment date or stated maturity date or date of earlier redemption, as the case may be. Interest on the 8.125% Senior Notes is computed on the basis of a 360-day year comprised of twelve 30-day months. The principal, interest, if any, and additional amounts, if any, on the 8.125% Senior Notes is payable through The Depository Trust Company.

If an interest payment or the stated maturity date or date of early redemption of the 8.125% Senior Notes falls on a Saturday, Sunday, or other day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close, the required payment due on such date will instead be made on the next business day. No further interest will accrue as a result of such delayed payment.

An aggregate principal amount of $112.5 million of 8.125% Senior Notes is outstanding as of the date of this prospectus. The indenture governing the 8.125% Senior Notes does not limit the aggregate principal amount of the debt securities which we may issue thereunder and provides that we may issue debt securities thereunder from time to time in one or more series. We may, from time to time, without the consent of or notice to holders of the 8.125% Senior Notes, issue and sell additional debt securities ranking equally and ratably with the 8.125% Senior Notes in all respects and having the same terms as the 8.125% Senior Notes (other than the issue date, and to the extent applicable, issue price, initial date of interest accrual and initial interest payment date of such additional debt securities), so that such additional debt securities shall be consolidated and form a single series with the 8.125% Senior Notes for all purposes, including voting; provided, that such additional debt securities are fungible with the previously issued 8.125% Senior Notes for U.S. federal income tax purposes.

The 8.125% Senior Notes are not entitled to the benefit of any mandatory redemption or sinking fund.

The 8.125% Senior Notes are issuable only in fully registered form without coupons in minimum denominations of $25 and integral multiples of $25 in excess thereof. The 8.125% Senior Notes may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other 8.125% Senior Notes (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. Prior to the due presentment of an 8.125% Senior Note for registration of transfer, we, the trustee and any other agent of ours or the trustee may treat the registered holder of each 8.125% Senior Note as the owner of such 8.125% Senior Note for the purpose of receiving payments of principal of and interest on such 8.125% Senior Note and for all other purposes whatsoever.

The indenture governing the 8.125% Senior Notes does not contain any provisions that limit our ability to incur unsecured indebtedness or that would afford holders of the 8.125% Senior Notes protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of our indebtedness outstanding at that time or otherwise affect our capital structure or credit rating.

Optional Redemption

The 8.125% Senior Notes may be redeemed, for cash, in whole or in part, on or after June 26, 2017, at our option, at any time and from time to time, until maturity at a redemption price equal to 100% of the principal amount of the 8.125% Senior Notes to be redeemed, plus accrued but unpaid interest on the principal amount being redeemed to, but not including, the redemption date.

We will mail a notice of any redemption to each holder of 8.125% Senior Notes to be redeemed, at its registered address, by first-class mail (with a copy to the trustee) at least 30 and not more than 60 days prior to the date fixed for redemption. Unless we default on payment of the redemption price, interest will cease to accrue on the 8.125% Senior Notes or portions thereof called for redemption on the applicable redemption date. If fewer than all of the 8.125% Senior Notes are to be redeemed, the trustee will select, not more than 60 days prior to the redemption date, the particular 8.125% Senior Notes or portions thereof for redemption from the outstanding 8.125% Senior Notes not previously called for redemption by lot or any other method as the trustee deems fair and appropriate. The trustee is required to notify us in writing of the 8.125% Senior Notes that it has selected for redemption and, in the case of any 8.125% Senior Note selected for partial redemption, the principal amount of such 8.125% Senior Note to be redeemed. Additionally, the 8.125% Senior Notes and the portions thereof that the trustee selects for redemption must be in a minimum amount of $25 or integral multiples of $25 in excess thereof. The provisions of the indenture that apply to 8.125% Senior Notes that are called for redemption also apply to portions of 8.125% Senior Notes that are called for redemption.

Offer to Repurchase Upon a Change of Control Triggering Event

If a Change of Control Triggering Event occurs, unless we have exercised our right to redeem the 8.125% Senior Notes as described above, holders of 8.125% Senior Notes will have the right to require us to repurchase all or any part (in minimum original principal amounts of $25 and integral multiples of $25 in excess thereof) of their 8.125% Senior Notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the 8.125% Senior Notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the then outstanding aggregate principal amount of 8.125% Senior Notes repurchased plus accrued and unpaid interest, if any, on the 8.125% Senior Notes repurchased, to, but not including, the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, we will be required to mail a notice to holders of 8.125% Senior Notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the 8.125% Senior Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the 8.125% Senior Notes and the indenture and described in such notice. We must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 8.125% Senior Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the 8.125% Senior Notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Triggering Event provisions of the 8.125% Senior Notes by virtue of such conflicts.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

•	accept for payment all 8.125% Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

•	deposit with the trustee an amount equal to the Change of Control Payment in respect of all 8.125% Senior Notes or portions thereof properly tendered; and

•	deliver or cause to be delivered to the trustee the 8.125% Senior Notes properly accepted together with a certificate executed by us, stating the aggregate principal amount of 8.125% Senior Notes or portions thereof being purchased.

We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by us and the third party repurchases all 8.125% Senior Notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any 8.125% Senior Notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indenture governing the 8.125% Senior Notes, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

The change of control feature of the 8.125% Senior Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the 8.125% Senior Notes, but that could increase the amount of our indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings on the 8.125% Senior Notes.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“Below Investment Grade Rating Event” means that 8.125% Senior Notes cease to be rated at or above an Investment Grade Rating by at least two of the three Rating Agencies (as defined below) on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change). Unless at least two of the three Rating Agencies are providing a rating for the 8.125% Senior Notes at the commencement of any Trigger Period, the 8.125% Senior Notes will be deemed to have ceased to be rated Investment Grade by at least two of the three Rating Agencies during that Trigger Period.

A “Change of Control” will be deemed to have occurred at such time after the original issuance of the 8.125% Senior Notes when any of the following has occurred:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our Subsidiaries, our and their respective employee benefit plans and any Permitted Holder, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our capital stock representing, in the aggregate, more than 50% of the voting power of all classes of our capital stock; or

(2) one or more Permitted Holders shall cease to (i) own and control, beneficially, capital stock of ours that possesses the voting power under normal circumstances to cast 50% or more of the total votes entitled to be cast for the election of directors of ours; or (ii) have the voting power or the contractual right to elect a majority of our directors; or

(3) our liquidation or dissolution or our stockholders approve any plan or proposal for our liquidation or dissolution; or

(4) any conveyance, transfer, sale, lease or other disposition of all or substantially all of the properties and assets of ours to another person, other than:

•	any transaction:

(i)	that does not result in any reclassification, conversion, exchange or cancellation of our outstanding equity interests; or

(ii)	pursuant to which holders of our outstanding equity interests, immediately prior to the transaction, have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all equity interests entitled to vote generally in elections of directors or managers of the continuing or surviving or successor entity immediately after giving effect to such issuance; or

•	any transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of organization and resulting in a reclassification, conversion or exchange of our outstanding equity interests, if at all, solely into outstanding equity interests of the surviving entity or a direct or indirect parent of the surviving entity; or

•	any conveyance, transfer, sale, lease or other disposition with or into any of our subsidiaries, so long as such conveyance, transfer, sale, lease or other disposition is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with, or conveying, transferring, selling, leasing or disposing all or substantially all our properties and assets to, any other person.

Notwithstanding the foregoing, no Change of Control will be deemed to have occurred in the event any successor issuer of the 8.125% Senior Notes shall be a corporation so long as one or more Permitted Holders shall maintain the beneficial ownership of shares of the capital stock of such successor possessing the voting power under normal circumstances to elect, or one or more Permitted Holders shall have the contractual right to elect, a majority of the directors of such successor corporation. Notwithstanding the foregoing, a transaction will not be deemed to result in a Change of Control if (a) Cantor Fitzgerald, L.P. becomes a wholly owned subsidiary of a holding company and (b) the holders of the voting capital stock of such holding company immediately following that transaction are substantially the same as the holders of Cantor Fitzgerald, L.P.’s voting partnership interests immediately prior to that transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Fitch” means Fitch Ratings.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Moody’s” means Moody’s Investors Service, Inc.

“Permitted Holder” means Howard W. Lutnick, any Person controlled by him or any trust established for Mr. Lutnick’s benefit or for the benefit of his spouse, any of his descendants or any of his relatives, in each case, so long as he is alive and, upon his death or incapacity, any Person who shall, as a result of Mr. Lutnick’s death or incapacity, become a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of our capital stock by operation of a trust, by will or the laws of descent and distribution or by operation of law.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or agency or political subdivision thereof.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the 8.125% Senior Notes or fails to make a rating of the 8.125% Senior Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us (as certified by a resolution of our board of directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

Certain Covenants

Limitations on Liens on Stock of Subsidiaries

Under the indenture governing the 8.125% Senior Notes, we agreed that, so long as any of the 8.125% Senior Notes are outstanding, we will not permit any Designated Subsidiary to create, assume, incur, guarantee or otherwise permit to exist any Indebtedness secured by any mortgage, pledge, lien, security interest or other encumbrance (a “lien”) upon any shares of capital stock of any Designated Subsidiary directly or indirectly held by us (whether such capital stock is now owned or hereafter acquired) without effectively providing concurrently that the 8.125% Senior Notes (and, if we so elect, any other Indebtedness of ours that is not subordinate to the 8.125% Senior Notes and with respect to which the governing instruments of such Indebtedness require, or pursuant to which we are otherwise obligated, to provide such security) will be secured equally and ratably with, or prior to, such Indebtedness for at least the time period such other Indebtedness is so secured. The foregoing does not apply to liens on the securities of any entity existing at the time it becomes a Designated Subsidiary (and any extensions, renewals or replacements thereof).

The term “capital stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including preferred stock, but excluding any debt securities convertible into such equity.

The term “Designated Subsidiary” means each of (i) BGC Holdings, L.P., (ii) BGC Global Holdings, L.P. (iii) BGC Partners, L.P., and (iv) any other direct or indirect subsidiary now owned or hereafter acquired by us for which (a) the Net Assets constitute, as of the last day of the most recently ended fiscal quarter, 5% or more of our Total Stockholders’ Equity or (b) the net revenues constitute, as of the last day of the most recently ended fiscal quarter, 10% or more of the consolidated net revenues of ours during the most recently ended period of four consecutive fiscal quarters; provided, however, that the following shall not be Designated Subsidiaries:

(1)	any Person in which we or any of our Subsidiaries does not own sufficient equity or voting interests to elect a majority of the directors (or persons performing similar functions);

(2)	any Person whose financial results would not be consolidated with those of BGC Partners and its consolidated subsidiaries in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”); and

(3)	any subsidiary of any Person described in clauses (1) and (2) above.

The term “Indebtedness” means, without duplication, with respect to any Person, whether or not contingent:

(1)	the principal of and any premium and interest on (a) indebtedness of such Person for money borrowed or (b) indebtedness evidenced by 8.125% Senior Notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(2)	all capitalized lease obligations of such Person;

(3)	all obligations of such Person incurred or assumed as the deferred purchased price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)	all obligations of such Person for the reimbursement of any obligor on any banker’s acceptance, bank guarantees, surety bonds or similar credit transaction; and

(5)	any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (1) through (4) above;

if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with U.S. GAAP; provided, however, the term “Indebtedness” includes all of the following items, whether or not any such items would appear as a liability on a balance sheet of such person prepared in accordance with U.S. GAAP:

(i)	all Indebtedness of others secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of such Person (whether or not such Indebtedness is assumed by such Person);

(ii)	to the extent not otherwise included, any guarantee by such Person of Indebtedness of any other Person; and

(iii)	preferred stock or other equity interests providing for mandatory redemption or sinking fund or similar payments issued by any subsidiary of such Person.

The term “Net Assets” means, with respect to any Person, the excess (if positive) of (a) such Person’s consolidated assets over (b) such Person’s consolidated liabilities, in each case determined in accordance with U.S. GAAP.

The term “Total Stockholders’ Equity” means, as of the date of determination, without duplication, all items which in conformity with U.S. GAAP would be included under total stockholders’ equity on our consolidated statement of financial condition. For purposes of any determination of Total Stockholders’ Equity, we may include the amount of any capital to be returned pursuant to the terms of the Agreement of Limited Partnership of BGC Holdings, as amended from time to time, to any limited or general partner who has been terminated or withdrawn until such time as the amount of such partners’ capital has been paid to such limited or general partner pursuant to the terms of such Partnership Agreement plus, without duplication, redeemable partnership interest representing former partner’s equity in us. For the avoidance of doubt, Total Stockholders’ Equity is inclusive of noncontrolling interests in subsidiaries on our consolidated statement of financial condition.

Consolidation, Merger or Sale

We may not consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any Person unless either (a) we will be the continuing entity or (b) the successor entity or Person to which our assets are transferred or leased is an entity organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations on the 8.125% Senior Notes and under the indenture governing the 8.125% Senior Notes. In addition, we cannot effect such a transaction unless, immediately after giving effect to such transaction, no default or event of default under such indenture shall have occurred and be continuing. Subject to certain exceptions, when the Person to whom our assets are transferred or leased has assumed our obligations under the 8.125% Senior Notes and the indenture governing the 8.125% Senior Notes, we will be discharged from all our obligations under the 8.125% Senior Notes and the indenture governing the 8.125% Senior Notes, except in limited circumstances.

This covenant does not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Modification, Amendment or Waiver

We may from time to time amend or supplement the indenture governing the 8.125% Senior Notes and the 8.125% Senior Notes without the consent of registered holders to, among other things, (i) modify the restrictions on and procedures for resale, attempted resale, and other transfers of the 8.125% Senior Notes or interests therein to reflect any change in applicable law or regulation (or interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally or (ii) to cure any ambiguity or defect in and to correct or supplement any provision of such indenture or any 8.125% Senior Note that may be inconsistent with any other provision in the indenture or the 8.125% Senior Notes; provided, however, that any such cure, correction or supplement shall not adversely affect the interests of the holders of the 8.125% Senior Notes in any material respect.

With certain exceptions, we may make modifications and amendments of the indenture governing the 8.125% Senior Notes with the consent of the registered holders of not less than a majority in aggregate principal amount of the 8.125% Senior Notes at the time outstanding under such indenture. Compliance with certain covenants may be waived on behalf of registered holders, either generally or in a specific instance and either before or after the time for compliance with those covenants, with the consent of holders of not less than a majority in aggregate principal amount of the then outstanding 8.125% Senior Notes. Nevertheless, without the consent of each registered holder of the 8.125% Senior Notes, no such modification or amendment may, among other things, reduce the principal of or interest on any of the outstanding 8.125% Senior Notes, extend the stated maturity of the 8.125% Senior Notes, change the interest payment dates or terms of payment for the 8.125% Senior Notes, or reduce the percentage of registered holders necessary to modify or amend such indenture and the 8.125% Senior Notes.

Events of Default

Unless otherwise indicated, the term “Event of Default,” when used in the indenture governing the 8.125% Senior Notes means any of the following:

•	failure by us to pay interest for 30 days after the date payment on any 8.125% Senior Note is due and payable;

•	failure by us to pay principal or premium, if any, on any 8.125% Senior Note when due, either at maturity, upon any redemption, by declaration or otherwise;

•	a default by us in the payment in respect of any Indebtedness for borrowed money, including obligations evidenced by any mortgage, indenture, bond, debenture, note, guarantee or similar instrument, in an aggregate principal amount of at least $50 million beyond any applicable grace period, or default in the performance or compliance with any term respecting such debt, if as a consequence such debt becomes due and payable before its stated maturity, and such default shall not have been rescinded or annulled or such indebtedness shall not have been discharged and such default continues for a period of 15 consecutive days after written notice to us by the trustee or the holders of not less than 25% in aggregate principal amount of the 8.125% Senior Notes;

•	failure by us to perform any other covenant in the indenture governing the 8.125% Senior Notes or the 8.125% Senior Notes (“other covenants”) for 90 days after notice that performance was required; or

•	events related to our bankruptcy, insolvency, reorganization or liquidation.

If an Event of Default relating to the payment of interest or principal with respect to the 8.125% Senior Notes has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the 8.125% Senior Notes may declare the entire principal of the 8.125% Senior Notes to be due and payable immediately.

If an Event of Default relating to the performance of other covenants occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the 8.125% Senior Notes may declare the entire principal amount of the 8.125% Senior Notes to be due and payable immediately.

The holders of not less than a majority in aggregate principal amount of the 8.125% Senior Notes may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences.

If an Event of Default relating to events of our bankruptcy, insolvency, reorganization or liquidation occurs and is continuing, then the principal amount of the 8.125% Senior Notes outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture governing the 8.125% Senior Notes imposes limitations on suits brought by holders of 8.125% Senior Notes against us. Except as provided below, no holder of 8.125% Senior Notes may institute any action against us under such indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of that default;

•	the holders of at least 25% in principal amount of the 8.125% Senior Notes have requested in writing that the trustee institute the action;

•	the requesting holders have offered the trustee security or indemnity satisfactory to it for expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days after the request; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding 8.125% Senior Notes.

Notwithstanding the foregoing, each holder of 8.125% Senior Notes has the right, which is absolute and unconditional, to receive payment of the principal of, and premium and interest, if any, on, the 8.125% Senior Notes when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of 8.125% Senior Notes.

We are required to file annually with the trustee a certificate, signed by an officer of BGC Partners, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or defease our obligations under the indenture governing the 8.125% Senior Notes and the 8.125% Senior Notes as set forth below.

We may discharge our obligations to holders of 8.125% Senior Notes that have not already been delivered to the trustee for cancellation and that have become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, and interest on, the 8.125% Senior Notes.

We may also discharge any and all of our obligations to holders of 8.125% Senior Notes at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of the indenture governing the 8.125% Senior Notes, and we may omit to comply with those covenants without creating an Event of Default (“covenant defeasance”). We may effect legal defeasance and covenant defeasance only if, among other things:

•	we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due (whether at maturity, upon redemption, or otherwise) the principal of, and premium, if any, and interest on, all outstanding 8.125% Senior Notes; and

•	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders and beneficial owners of the 8.125% Senior Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and that legal defeasance or covenant defeasance will not otherwise alter the holders’ and beneficial owners’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the 8.125% Senior Notes, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law issued or pronounced after June 21, 2012.

Although we may discharge or defease our obligations under the indenture governing the 8.125% Senior Notes as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any 8.125% Senior Notes, to replace any temporary, mutilated, destroyed, lost or stolen 8.125% Senior Notes or to maintain an office or agency in respect of the 8.125% Senior Notes.

Reports to Holders

The indenture governing the 8.125% Senior Notes provides that, during any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any 8.125% Senior Notes are outstanding, we will (1) make available to all holders of 8.125% Senior Notes (including by posting on our web site), without cost to such holders, copies of the annual reports and quarterly reports containing information that is substantially similar to the information that is required to be contained in such reports that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than exhibits or any information required by Items 402 and 404 of Regulation S-K under the Securities Act that would have been required) and (2) promptly, upon request, supply copies of such reports to any prospective holder of 8.125% Senior Notes. We will make available the information to the holders of 8.125% Senior Notes within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act as a non-accelerated filer as such term is defined in Rule 12b-2 under the Exchange Act. As of the date of this prospectus, we are subject to Sections 13 and 15(d) of the Exchange Act.

Listing

The 8.125% Senior Notes are listed on the New York Stock Exchange under the symbol “BGCA.”

Governing Law

The indenture governing the 8.125% Senior Notes and the 8.125% Senior Notes are governed by, and will be construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

Concerning the Trustee

U.S. Bank National Association is the trustee, registrar and paying agent for the 8.125% Senior Notes, and is also the trustee, registrar and paying agent for the 5.375% Senior Notes and the trustee, security registrar, paying agent and conversion agent for the Convertible Notes. We maintain corporate trust relationships in the ordinary course of business with the trustee.

Description of 5.375% Senior Notes

We issued the 5.375% Senior Notes under a base indenture, as supplemented by a supplemental indenture (which we refer to collectively as the “indenture governing the 5.375% Senior Notes”), that we, as issuer, entered into with U.S. Bank National Association, as trustee, and that have been filed as exhibits to the registration statement of which this prospectus is a part. The statements made in this section relating to the 5.375% Senior Notes are summaries of the material provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the 5.375% Senior Notes, such indenture and such supplemental indenture, including the definition therein of certain terms. You should read these documents carefully to fully understand the terms of the 5.375% Senior Notes because they, and not this description, will define your rights as holders of the 5.375% Senior Notes.

General

The 5.375% Senior Notes are our senior unsecured obligations and rank equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding. The 5.375% Senior Notes will mature on December 9, 2019, unless previously redeemed or repurchased in full by us as provided below under “—Optional Redemption” or “— Offer to Repurchase Upon a Change of Control Triggering Event.”

The 5.375% Senior Notes bear interest at the rate of 5.375% per annum, to the stated maturity or date of earlier redemption. Interest on the 5.375% Senior Notes is payable semi-annually in arrears on each June 9 and December 9, to the persons in whose names such 5.375% Senior Notes were registered at the close of business on the immediately preceding May 25 and November 25 (whether or not a business day), respectively.

Interest payments in respect of the 5.375% Senior Notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for, to, but excluding, the applicable interest payment date or stated maturity date or date of early redemption, as the case may be. Interest on the 5.375% Senior Notes is computed on the basis of a 360-day year comprised of twelve 30-day months. The principal and interest, if any, on the 5.375% Senior Notes will be payable through The Depository Trust Company.

If an interest payment date or the stated maturity date or date of early redemption of the 5.375% Senior Notes falls on a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close, the required payment due on such date will instead be made on the next business day. No further interest will accrue as a result of such delayed payment.

An aggregate principal amount of $300.0 million of 5.375% Senior Notes is outstanding as of the date of this prospectus. The indenture governing the 5.375% Senior Notes does not limit the aggregate principal amount of the debt securities which we may issue thereunder and provides that we may issue debt securities thereunder from time to time in one or more series. We may, from time to time, without the consent of or notice to holders of the 5.375% Senior Notes, issue and sell additional debt securities ranking equally and ratably with the 5.375% Senior Notes in all respects and having the same terms as the 5.375% Senior Notes (other than the issue date, and to the extent applicable, issue price, initial date of interest accrual and initial interest payment date of such additional debt securities), so that such additional debt securities shall be consolidated and form a single series with the 5.375% Senior Notes for all purposes, including voting; provided, that such additional debt securities are fungible with the previously issued 5.375% Senior Notes for U.S. federal income tax purposes.

We agreed in the indenture governing the 5.375% Senior Notes to use the net proceeds from the offering of the 5.375% Senior Notes (after deducting the initial purchasers’ discount and fees and expenses payable by us in connection with the offering of the 5.375% Senior Notes) to make loans to our subsidiaries pursuant to one or more promissory notes. So long as the 5.375% Senior Notes are outstanding, (1) the aggregate principal amount of all such promissory notes shall be not less than the amount of the net proceeds from the offering of the 5.375% Senior Notes (or if less, the aggregate principal amount of 5.375% Senior Notes then outstanding), (2) such promissory notes shall bear interest at rates that shall not be less than that borne by the 5.375% Senior Notes and (3) such promissory notes shall have terms not later than the stated maturity date of the 5.375% Senior Notes; provided, that any transfer of such obligation from one subsidiary to another or any refinancing of any such obligation by another subsidiary shall be permitted from time to time. We further agreed that, for so long as the 5.375% Senior Notes remain outstanding, any indebtedness for borrowed money we incur after the date of original issuance of the 5.375% Senior Notes in one transaction, or in a series of related transactions, that is in excess of $25.0 million will be subject to a similar covenant.

The 5.375% Senior Notes are issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 5.375% Senior Notes may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other 5.375% Senior Notes (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. Prior to the due presentment of a 5.375% Senior Note for registration of transfer, we, the trustee and any other agent of ours or the trustee may treat the registered holder of each 5.375% Senior Note as the owner of such 5.375% Senior Note for the purpose of receiving payments of principal of and interest on such 5.375% Senior Note and for all other purposes whatsoever.

The indenture governing the 5.375% Senior Notes does not contain any provisions that limit our ability to incur unsecured indebtedness or that would afford holders of the 5.375% Senior Notes protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of our indebtedness outstanding at that time or otherwise affect our capital structure or credit rating.

The 5.375% Senior Notes are not entitled to the benefit of any mandatory redemption or sinking fund.

Optional Redemption

At any time and from time to time, we will be entitled at our option to redeem the 5.375% Senior Notes, in whole or in part, at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the 5.375% Senior Notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below), plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date, subject to the rights of holders of the 5.375% Senior Notes to be redeemed on the relevant record date to receive interest due on the relevant interest payment date.

In determining the present values of the Remaining Scheduled Payments, we will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 50 basis points.

The following terms are relevant to the determination of the redemption price:

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the 5.375% Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 5.375% Senior Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the arithmetic average of the applicable Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, (2) if we obtain fewer than four applicable Reference Treasury Dealer Quotations, the arithmetic average of all applicable Reference Treasury Dealer Quotations for such redemption date or (3) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Independent Investment Banker” means one of the Reference Treasury Dealers, or their respective successors, as may be appointed from time to time by us; provided, however, that, if the foregoing ceases to be a primary U.S. Government securities dealer in the United States (a “primary treasury dealer”), we will substitute another primary treasury dealer.

“Reference Treasury Dealer” means Morgan Stanley & Co. LLC and three other primary treasury dealers selected by us, and each of their respective successors and any other primary treasury dealers selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by us, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to any 5.375% Senior Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such 5.375% Senior Note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the applicable Comparable Treasury Issue. In determining this rate, we will assume a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

Offer to Repurchase Upon a Change of Control Triggering Event

If a Change of Control Triggering Event occurs, unless we have exercised our right to redeem the 5.375% Senior Notes as described above, holders of 5.375% Senior Notes will have the right to require us to repurchase all or any part (in minimum original principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) of their 5.375% Senior Notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the 5.375% Senior Notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the then outstanding aggregate principal amount of 5.375% Senior Notes repurchased plus accrued and unpaid interest, if any, on the 5.375% Senior Notes repurchased, to, but not including, the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, we will be required to mail a notice to holders of 5.375% Senior Notes (with a copy to the trustee) describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the 5.375% Senior Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the 5.375% Senior Notes and the indenture governing the 5.375% Senior Notes and described in such notice. We must comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 5.375% Senior Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the 5.375% Senior Notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Triggering Event provisions of the 5.375% Senior Notes by virtue of such conflicts.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

•	accept for payment all 5.375% Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

•	deposit with the trustee an amount equal to the Change of Control Payment in respect of all 5.375% Senior Notes or portions thereof properly tendered; and

•	deliver or cause to be delivered to the trustee the 5.375% Senior Notes properly accepted together with a certificate executed by us, stating the aggregate principal amount of 5.375% Senior Notes or portions thereof being purchased.

We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by us and the third party repurchases all 5.375% Senior Notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any 5.375% Senior Notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indenture governing the 5.375% Senior Notes, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

The change of control feature of the 5.375% Senior Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the 5.375% Senior Notes, but that could increase the amount of our indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings on the 5.375% Senior Notes.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“Below Investment Grade Rating Event” means that both Rating Agencies (as defined below) shall have ceased to rate the 5.375% Senior Notes at an Investment Grade Rating on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as either of the Rating Agencies has publicly announced that it is considering a possible ratings change). If a Rating Agency is not providing a rating for the 5.375% Senior Notes at the commencement of any Trigger Period, the 5.375% Senior Notes will be deemed to have ceased to be rated Investment Grade by such Rating Agency during that Trigger Period.

A “Change of Control” will be deemed to have occurred at such time after the original issuance of the 5.375% Senior Notes when any of the following has occurred:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our Subsidiaries, our and their respective employee benefit plans and any Permitted Holder, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our capital stock representing, in the aggregate, more than 50% of the voting power of all classes of our capital stock; or

(2) one or more Permitted Holders shall cease to (i) own and control, beneficially, capital stock of ours that possesses the voting power under normal circumstances to cast 50% or more of the total votes entitled to be cast for the election of directors of ours; or (ii) have the voting power or the contractual right to elect a majority of our directors; or

(3) our liquidation or dissolution or our stockholders approve any plan or proposal for our liquidation or dissolution; or

(4) any conveyance, transfer, sale, lease or other disposition of all or substantially all of the properties and assets of ours to another person, other than:

•	any transaction:

(i)	that does not result in any reclassification, conversion, exchange or cancellation of our outstanding equity interests; or

(ii)	pursuant to which holders of our outstanding equity interests, immediately prior to the transaction, have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all equity interests entitled to vote generally in elections of directors or managers of the continuing or surviving or successor entity immediately after giving effect to such issuance; or

•	any transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of organization and resulting in a reclassification, conversion or exchange of our outstanding equity interests, if at all, solely into outstanding equity interests of the surviving entity or a direct or indirect parent of the surviving entity; or

•	any conveyance, transfer, sale, lease or other disposition with or into any of our subsidiaries, so long as such conveyance, transfer, sale, lease or other disposition is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with, or conveying, transferring, selling, leasing or disposing all or substantially all our properties and assets to, any other person.

Notwithstanding the foregoing, no Change of Control will be deemed to have occurred in the event any successor issuer of the 5.375% Senior Notes shall be a corporation so long as one or more Permitted Holders shall maintain the beneficial ownership of shares of the capital stock of such successor possessing the voting power under normal circumstances to elect, or one or more Permitted Holders shall have the contractual right to elect, a majority of the directors of such successor corporation. Notwithstanding the foregoing, a transaction will not be deemed to result in a Change of Control if (a) Cantor Fitzgerald, L.P. becomes a wholly owned subsidiary of a holding company and (b) the holders of the voting capital stock of such holding company immediately following that transaction are substantially the same as the holders of Cantor Fitzgerald, L.P.’s voting partnership interests immediately prior to that transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Fitch” means Fitch Ratings.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch or BBB- (or the equivalent) by S&P.

“Permitted Holder” means Howard W. Lutnick, any Person controlled by him or any trust established for Mr. Lutnick’s benefit or for the benefit of his spouse, any of his descendants or any of his relatives, in each case, so long as he is alive and, upon his death or incapacity, any Person who shall, as a result of Mr. Lutnick’s death or incapacity, become a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of our capital stock by operation of a trust, by will or the laws of descent and distribution or by operation of law.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or agency or political subdivision thereof.

“Rating Agencies” means (1) each of Fitch and S&P; and (2) if either of Fitch or S&P ceases to rate the 5.375% Senior Notes or fails to make a rating of the 5.375% Senior Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us (as certified by a resolution of our board of directors) as a replacement agency for Fitch or S&P, or both of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

Interest Rate Adjustment Based on Rating Events

The interest rate payable on the 5.375% Senior Notes is subject to adjustments from time to time if each of Fitch and S&P downgrades (or subsequently upgrades) the debt rating assigned to the 5.375% Senior Notes, in the manner described below.

If the rating from each of Fitch and S&P of the 5.375% Senior Notes is decreased to a rating set forth in the immediately following table (a “Downgrade Event”), the interest rate on the 5.375% Senior Notes will increase such that it will equal the interest rate payable on the 5.375% Senior Notes on the date of the initial issuance of 5.375% Senior Notes plus the percentage set forth opposite the applicable rating from the table below:

Debt Rating (Fitch and S&P)	Percentage
BBB- or higher	—
BB+	0.50%
BB or lower	1.00%

For the avoidance of doubt, any increase in the interest payable on the 5.375% Senior Notes shall require a decrease in the rating of the 5.375% Senior Notes by each of Fitch and S&P to the relevant threshold ratings set forth above.

If, subsequent to a Downgrade Event, either of Fitch or S&P increases its respective rating of the 5.375% Senior Notes to any of the threshold ratings set forth above, the interest rate on the 5.375% Senior Notes will be decreased such that the interest rate for the 5.375% Senior Notes equals the interest rate payable on the 5.375% Senior Notes on the date of the initial issuance of the 5.375% Senior Notes plus the percentage set forth opposite the applicable rating from the table above. For the avoidance of doubt, any decrease in the interest payable on the 5.375% Senior Notes shall require an increase in the rating of the 5.375% Senior Notes by only one of Fitch and S&P to relevant threshold ratings set forth above.

For so long as (i) only one of Fitch or S&P provides a rating of the 5.375% Senior Notes or (ii) the 5.375% Senior Notes are not rated by either Fitch or S&P, the interest rate on the 5.375% Senior Notes will increase such that it will equal the interest rate payable on the 5.375% Senior Notes on the date of the initial issuance of the 5.375% Senior Notes plus 1.00%.

Any interest rate increase or decrease described above will take effect from the first day of the interest period during which a rating change requires an adjustment in the interest rate. If Fitch or S&P changes its rating of the 5.375% Senior Notes more than once during any particular interest period, the last change by Fitch or S&P, as applicable, will control for purposes of any interest rate increase or decrease with respect to the 5.375% Senior Notes described above relating to Fitch’s or S&P’s, as applicable, action. We will communicate an increase or decrease to the trustee in the form of an officers’ certificate under the indenture.

If the interest rate payable on the 5.375% Senior Notes is increased as described above, the term “interest,” as used with respect to the 5.375% Senior Notes, will be deemed to include any such additional interest unless the context otherwise requires.

Certain Covenants

Limitations on Liens on Stock of Subsidiaries

Under the indenture governing the 5.375% Senior Notes, we agreed that, so long as any of the 5.375% Senior Notes are outstanding, we will not permit any Designated Subsidiary to create, assume, incur, guarantee or otherwise permit to exist any Indebtedness secured by any mortgage, pledge, lien, security interest or other encumbrance (a “lien”) upon any shares of capital stock of any Designated Subsidiary directly or indirectly held by us (whether such capital stock is now owned or hereafter acquired) without effectively providing concurrently that the 5.375% Senior Notes (and, if we so elect, any other Indebtedness of ours that is not subordinate to the 5.375% Senior Notes and with respect to which the governing instruments of such Indebtedness require, or pursuant to which we are otherwise obligated, to provide such security) will be secured equally and ratably with, or prior to, such Indebtedness for at least the time period such other Indebtedness is so secured. The foregoing does not apply to liens on the securities of any entity existing at the time it becomes a Designated Subsidiary (and any extensions, renewals or replacements thereof).

The term “capital stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including preferred stock, but excluding any debt securities convertible into such equity.

The term “Designated Subsidiary” means each of (i) BGC Holdings, L.P., (ii) BGC Global Holdings, L.P., (iii) BGC Partners, L.P., and (iv) any other direct or indirect subsidiary now owned or hereafter acquired by us for which (a) the Net Assets constitute, as of the last day of the most recently ended fiscal quarter, 5% or more of our Total Stockholders’ Equity or (b) the net revenues constitute, as of the last day of the most recently ended fiscal quarter, 10% or more of the consolidated net revenues of ours during the most recently ended period of four consecutive fiscal quarters; provided, however, that the following shall not be Designated Subsidiaries:

(1)	any Person in which we or any of our Subsidiaries does not own sufficient equity or voting interests to elect a majority of the directors (or persons performing similar functions);

(2)	any Person whose financial results would not be consolidated with those of BGC Partners and its consolidated subsidiaries in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”); and

(3)	any subsidiary of any Person described in clauses (1) and (2) above.

The term “Indebtedness” means, without duplication, with respect to any Person, whether or not contingent:

(1)	the principal of and any premium and interest on (a) indebtedness of such Person for money borrowed or (b) indebtedness evidenced by 5.375% Senior Notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(2)	all capitalized lease obligations of such Person;

(3)	all obligations of such Person incurred or assumed as the deferred purchased price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)	all obligations of such Person for the reimbursement of any obligor on any banker’s acceptance, bank guarantees, surety bonds or similar credit transaction; and

(5)	any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (1) through (4) above;

if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with U.S. GAAP; provided, however, the term “Indebtedness” includes all of the following items, whether or not any such items would appear as a liability on a balance sheet of such person prepared in accordance with U.S. GAAP:

(i)	all Indebtedness of others secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of such Person (whether or not such Indebtedness is assumed by such Person);

(ii)	to the extent not otherwise included, any guarantee by such Person of Indebtedness of any other Person; and

(iii)	preferred stock or other equity interests providing for mandatory redemption or sinking fund or similar payments issued by any subsidiary of such Person.

The term “Net Assets” means, with respect to any Person, the excess (if positive) of (a) such Person’s consolidated assets over (b) such Person’s consolidated liabilities, in each case determined in accordance with U.S. GAAP.

The term “Total Stockholders’ Equity” means, as of the date of determination, without duplication, all items which in conformity with U.S. GAAP would be included under total stockholders’ equity on our consolidated statement of financial condition. For purposes of any determination of Total Stockholders’ Equity, we may include the amount of any capital to be returned pursuant to the terms of the Agreement of Limited Partnership of BGC Holdings, as amended from time to time, to any limited or general partner who has been terminated or withdrawn until such time as the amount of such partners’ capital has been paid to such limited or general partner pursuant to the terms of such Partnership Agreement plus, without duplication, redeemable partnership interests representing former partner’s equity in us. For the avoidance of doubt, Total Stockholders’ Equity is inclusive of non-controlling interests in subsidiaries on our consolidated statement of financial condition.

Consolidation, Merger or Sale

We may not consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any Person unless either (a) we will be the continuing entity or (b) the successor entity or Person to which our assets are transferred or leased is an entity organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations on the 5.375% Senior Notes and under the indenture governing the 5.375% Senior Notes. In addition, we cannot effect such a transaction unless, immediately after giving effect to such transaction, no default or event of default under such indenture shall have occurred and be continuing. Subject to certain exceptions, when the Person to whom our assets are transferred or leased has assumed our obligations under the 5.375% Senior Notes and the indenture governing the 5.375% Senior Notes, we will be discharged from all our obligations under the 5.375% Senior Notes and the indenture governing the 5.375% Senior Notes, except in limited circumstances.

This covenant does not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Modification, Amendment or Waiver

We may from time to time amend or supplement the indenture governing the 5.375% Senior Notes and the 5.375% Senior Notes without the consent of registered holders to, among other things, (i) modify the restrictions on and procedures for resale, attempted resale, and other transfers of the 5.375% Senior Notes or interests therein to reflect any change in applicable law or regulation (or interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally or (ii) to cure any ambiguity or defect in and to correct or supplement any provision of such indenture or any 5.375% Senior Note that may be inconsistent with any other provision in such indenture or the 5.375% Senior Notes; provided, however, that any such cure, correction or supplement shall not adversely affect the interests of the holders of the 5.375% Senior Notes in any material respect.

With certain exceptions, we may make modifications and amendments of the indenture governing the 5.375% Senior Notes with the consent of the registered holders of not less than a majority in aggregate principal amount of the 5.375% Senior Notes at the time outstanding under such indenture. Compliance with certain covenants may be waived on behalf of registered holders, either generally or in a specific instance and either before or after the time for compliance with those covenants, with the consent of holders of not less than a majority in aggregate principal amount of the then outstanding 5.375% Senior Notes. Nevertheless, without the consent of each registered holder of the 5.375% Senior Notes, no such modification or amendment may, among other things, reduce the principal of or interest on any of the outstanding 5.375% Senior Notes, extend the stated maturity of the 5.375% Senior Notes, change the interest payment dates or terms of payment for the 5.375% Senior Notes, or reduce the percentage of registered holders necessary to modify or amend such indenture and the 5.375% Senior Notes.

Events of Default

Unless otherwise indicated, the term “Event of Default,” when used in the indenture governing the 5.375% Senior Notes means any of the following:

•	failure by us to pay interest (including any additional interest) for 30 days after the date payment on any 5.375% Senior Note is due and payable;

•	failure by us to pay principal or premium, if any, on any 5.375% Senior Note when due, either at maturity, upon any redemption, by declaration or otherwise;

•	a default by us in the payment in respect of any Indebtedness for borrowed money, including obligations evidenced by any mortgage, indenture, bond, debenture, note, guarantee or similar instrument, in an aggregate principal amount of at least $50 million beyond any applicable grace period, or default in the performance or compliance with any term respecting such debt, if as a consequence such debt becomes due and payable before its stated maturity, and such default shall not have been rescinded or annulled or such indebtedness shall not have been discharged and such default continues for a period of 15 consecutive days after written notice to us by the trustee or the holders of not less than 25% in aggregate principal amount of the 5.375% Senior Notes;

•	failure by us to perform any other covenant in the indenture governing the 5.375% Senior Notes or the 5.375% Senior Notes (“other covenants”) for 90 days after notice that performance was required; or

•	events related to our bankruptcy, insolvency, reorganization or liquidation.

If an Event of Default relating to the payment of interest (including any additional interest) or principal with respect to the 5.375% Senior Notes has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the 5.375% Senior Notes may declare the entire principal of the 5.375% Senior Notes to be due and payable immediately.

If an Event of Default relating to the performance of other covenants occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the 5.375% Senior Notes may declare the entire principal amount of the 5.375% Senior Notes to be due and payable immediately.

The holders of not less than a majority in aggregate principal amount of the 5.375% Senior Notes may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences.

If an Event of Default relating to events of our bankruptcy, insolvency, reorganization or liquidation occurs and is continuing, then the principal amount of the 5.375% Senior Notes outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture governing the 5.375% Senior Notes imposes limitations on suits brought by holders of 5.375% Senior Notes against us. Except as provided below, no holder of 5.375% Senior Notes may institute any action against us under such indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of that default;

•	the holders of at least 25% in principal amount of the 5.375% Senior Notes have requested in writing that the trustee institute the action;

•	the requesting holders have offered the trustee security or indemnity satisfactory to it for expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days after the request; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding 5.375% Senior Notes.

Notwithstanding the foregoing, each holder of 5.375% Senior Notes has the right, which is absolute and unconditional, to receive payment of the principal of, and premium and interest, if any, on, the 5.375% Senior Notes when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of 5.375% Senior Notes.

We are required to file annually with the trustee a certificate, signed by an officer of BGC Partners, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or defease our obligations under the indenture governing the 5.375% Senior Notes and the 5.375% Senior Notes as set forth below.

We may discharge our obligations to holders of 5.375% Senior Notes that have not already been delivered to the trustee for cancellation and that have become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, and interest on, the 5.375% Senior Notes.

We may also discharge any and all of our obligations to holders of 5.375% Senior Notes at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of the indenture governing the 5.375% Senior Notes, and we may omit to comply with those covenants without creating an Event of Default (“covenant defeasance”). We may effect legal defeasance and covenant defeasance only if, among other things:

•	we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due (whether at maturity, upon redemption, or otherwise) the principal of, and premium, if any, and interest on, all outstanding 5.375% Senior Notes; and

•	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders and beneficial owners of the 5.375% Senior Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and that legal defeasance or covenant defeasance will not otherwise alter the holders’ and beneficial owners’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the 5.375% Senior Notes, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law issued or pronounced after December 4, 2014.

Although we may discharge or defease our obligations under the indenture governing the 5.375% Senior Notes as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any 5.375% Senior Notes, to replace any temporary, mutilated, destroyed, lost or stolen 5.375% Senior Notes or to maintain an office or agency in respect of the 5.375% Senior Notes.

Governing Law

The indenture governing the 5.375% Senior Notes and the 5.375% Senior Notes are governed by, and will be construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

Concerning the Trustee

U.S. Bank National Association is the trustee, registrar and paying agent for the 5.375% Senior Notes, and is also the trustee, registrar and paying agent for the 8.125% Senior Notes and the trustee, security registrar, paying agent and conversion agent for the Convertible Notes. We maintain corporate trust relationships in the ordinary course of business with the trustee.

Description of Convertible Notes

We issued the Convertible Notes under an indenture (which we refer to as the “indenture governing the Convertible Notes”), that we, as issuer, entered into with U.S. Bank National Association, as trustee, and that has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The statements made in this section relating to the Convertible Notes are summaries of the material provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Convertible Notes and the indenture governing the Convertible Notes, including the definitions therein of certain terms. You should read these documents carefully to fully understand the terms of the Convertible Notes because they, and not this description, will define your rights as holders of the Convertible Notes.

General

An aggregate principal amount of $160 million of Convertible Notes is outstanding as of the date of this prospectus.

The Convertible Notes will mature on July 15, 2016, subject to earlier repurchase by us or conversion.

The Convertible Notes:

•	are our general unsecured senior obligations;

•	are issuable in denominations of $1,000 and integral multiples of $1,000;

•	are represented by one or more registered Convertible Notes in global form, but in limited circumstances may be represented by Convertible Notes in certificated form as described below under “—Book-Entry, Settlement and Clearance;”

•	are not subject to redemption at our option; and

•	rank equally in right of payment with our other unsecured senior debt and senior in right of payment to our debt that is expressly subordinated to the Convertible Notes, if any.

Holders may convert their Convertible Notes at their option at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date at a conversion rate, as of the date of this prospectus, of 101.6260 shares of our Class A common stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $9.84 per share of Class A common stock). The applicable conversion rate is subject to adjustment if certain events occur.

Upon conversion of a Convertible Note, we will pay or deliver, as the case may be, cash, shares of our Class A common stock or a combination thereof at our election as described below under “—Settlement upon Conversion.” Holders will not receive any cash payment for interest accrued and unpaid to the conversion date except under the circumstances described below under “—Conversion Rights—General.”

We use the term “Convertible Note” in this prospectus to refer to each $1,000 principal amount of Convertible Notes.

We may, without the consent of the holders, reopen the series of Convertible Notes and issue additional Convertible Notes under the indenture governing the Convertible Notes with the same terms and with the same CUSIP number as the Convertible Notes in an unlimited aggregate principal amount, provided that no such additional Convertible Notes may be issued unless they will be fungible with the Convertible Notes for U.S. federal income tax and securities law purposes.

The registered holder of a Convertible Note will be treated as the owner of it for all purposes, and all references herein to “holders” refer to the registered holders.

Other than restrictions described under “—Fundamental Change Permits Holders to Require Us to Purchase Convertible Notes” and “—Consolidation, Merger and Sale of Assets” below, and except for the provisions set forth under “—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon Certain Corporate Transactions,” the indenture governing the Convertible Notes does not contain any covenants or other provisions designed to afford holders of the Convertible Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as a result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect the holders.

Payments on the Convertible Notes; Paying Agent and Registrar

Payments in respect of the principal and interest on global Convertible Notes registered in the name of The Depository Trust Company or its nominee are payable to The Depository Trust Company (the “Depository”) or its nominee, as the case may be, in its capacity as the registered holder under the indenture.

Any certificated Convertible Notes may be presented for payment at the office or agency designated by us (which will be in the Borough of Manhattan, New York City). Initially, the corporate trust office of the trustee will serve as such office, as our paying agent and registrar.

We may change the paying agent or registrar without prior notice to the holders of the Convertible Notes, and we may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange Convertible Notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of Convertible Notes, but any tax or similar governmental charge required by law or permitted by the indenture governing the Convertible Notes because a holder requests that any shares of our Class A common stock to be issued upon conversion of a Convertible Note be issued in a name other than such holder’s name will be paid by such holder. We are not required to transfer or exchange any Convertible Note surrendered for repurchase or conversion except for any portion of that Convertible Note not being repurchased or converted, as the case may be.

Interest

The Convertible Notes bear interest at a rate of 4.50% per annum. Interest will be payable semi-annually in arrears on January 15 and July 15 of each year, beginning January 15, 2012.

Interest will be paid to the person in whose name a Convertible Note is registered at the close of business on January 1 or July 1, as the case may be (whether or not a business day), immediately preceding the relevant interest payment date. Interest on the Convertible Notes is computed on the basis of a 360-day year composed of twelve 30-day months. If any interest payment date or the stated maturity date or any earlier date of repurchase falls on a day that is not a business day, the required payment of principal and/or interest will be made on the next succeeding business day with full force and effect as if made on such day, and no interest or other amount will be paid as a result of the delay.

A “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the banking institutions in New York City are authorized or obligated by law or executive order to close or be closed.

References to interest in this prospectus include additional interest, if any, payable upon our election to pay additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with our reporting obligations as described under “—Events of Default” and under the circumstances described below under “—No Registration Rights; Additional Interest.”

Ranking

The Convertible Notes are our general unsecured obligations and rank equally in right of payment with all of our existing and future unsecured senior debt and senior in right of payment to our debt that is expressly subordinated to the Convertible Notes, if any.

The indenture governing the Convertible Notes does not limit the amount of debt that we or our subsidiaries may incur. We agreed in such indenture to use the net proceeds from the offering of the Convertible Notes (after deducting the initial purchasers’ discount, the cost of capped call transactions entered into in connection therewith and fees and expenses payable by us in connection with the offering of the Convertible Notes) to lend to our subsidiaries pursuant to one or more promissory notes. So long as the Convertible Notes are outstanding, (1) the aggregate principal amount of all such promissory notes shall be not less than the amount of the net proceeds from the offering of the Convertible Notes (or if less, the aggregate principal amount of Convertible Notes then outstanding, including any Convertible Notes then held by Cantor Fitzgerald, L.P.), (2) such promissory notes shall bear interest at rates that shall not be less than that borne by the Convertible Notes and (3) such promissory notes shall have terms not later than the maturity date of the Convertible Notes; provided, that any transfer of such obligation from one subsidiary to another or any refinancing of any such obligation by another subsidiary shall be permitted from time to time. We further agreed that, for so long as the Convertible Notes remain outstanding, any indebtedness for borrowed money we incur after the date of original issuance of the Convertible Notes in one transaction, or a series of related transactions, that is in excess of $25.0 million aggregate principal amount, will be subject to a similar covenant.

Conversion Rights

General

Holders may convert each of their Convertible Notes at their option at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date for the Convertible Notes. The conversion rate as of the date of this prospectus is 101.6260 shares of our Class A common stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $9.84 per share of Class A common stock). Upon conversion of a Convertible Note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our Class A common stock or a combination thereof at our election, all as set forth below under “—Settlement upon Conversion.” If we satisfy our conversion obligation solely in cash or through payment and delivery of a combination of cash and shares of our Class A common stock, the amount of cash and shares of our Class A common stock, if any, due upon conversion will be based on a daily conversion value (as defined below under “—Settlement upon Conversion”) calculated on a proportionate basis for each trading day in the 40 trading-day cash settlement averaging period (as defined below under “—Settlement upon Conversion”). We will not issue fractional shares of our Class A common stock upon conversion of Convertible Notes. Instead, we will deliver cash in lieu of any such fractional shares as described below under “—Settlement upon Conversion.” The trustee is the conversion agent for the Convertible Notes as of the date of this prospectus.

The conversion rate and the corresponding conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below under “—Conversion Rights—Conversion Rate Adjustments” and “—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon Certain Corporate Transactions.” The applicable conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. A holder may convert fewer than all of such holder’s Convertible Notes so long as the Convertible Notes converted are an integral multiple of $1,000 principal amount.

Upon conversion, a holder will not receive any additional cash payment for accrued and unpaid interest unless such conversion occurs between a regular record date and the interest payment date to which it relates. Except in such case, our settlement of conversion as described below under “—Settlement upon Conversion” will be deemed to satisfy our obligation to pay:

•	the principal amount of the Convertible Note; and

•	accrued and unpaid interest to, but not including, the conversion date.

As a result, accrued and unpaid interest to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the preceding paragraph, if Convertible Notes are converted after 5:00 p.m., New York City time, on a regular record date but prior to 9:00 a.m., New York City time, on the immediately following interest payment date, holders of such Convertible Notes at 5:00 p.m., New York City time, on the regular record date, will receive payment of the interest payable on such Convertible Notes on the corresponding interest payment date notwithstanding the conversion of such Convertible Notes at any time after the close of business on the applicable regular record date. Any Convertible Notes surrendered for conversion by a holder during the period from 5:00 p.m., New York City time, on any regular record date, to 9:00 a.m., New York City time, on the immediately following interest payment date, must be accompanied by funds equal to the amount of interest payable on the Convertible Notes so converted; provided that no such payment need be made:

•	if we have specified a fundamental change purchase date (as defined below) that is after a regular record date and on or prior to the corresponding interest payment date;

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Convertible Note; or

•	if the Convertible Notes are surrendered for conversion after 5:00 p.m., New York City time, on the regular record date immediately preceding the maturity date.

If a holder converts Convertible Notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issuance of any shares of our Class A common stock upon the conversion, unless the tax is due because the holder requests that any shares be issued in a name other than the holder’s name, in which case the holder will pay that tax.

The “conversion date” with respect to a Convertible Note means the date on which the holder of the Convertible Note has complied with all requirements under the indenture governing the Convertible Notes to convert a Convertible Note.

If a holder of Convertible Notes has submitted Convertible Notes for repurchase upon a fundamental change, the holder may convert those Convertible Notes only if that holder first withdraws its repurchase notice.

“Scheduled trading day” means any day that is scheduled to be a trading day.

“Trading day” means a day on which (i) trading in our Class A common stock generally occurs on the Nasdaq Global Select Market or, if our Class A common stock is not then listed on the Nasdaq Global Select Market, on the principal other United States national or regional securities exchange on which our Class A common stock is then listed or, if our Class A common stock is not then listed on a United States national or regional securities exchange, in the principal other market on which our Class A common stock is then traded, and (ii) a last reported sale price for our Class A common stock is available on such securities exchange or market. If our Class A common stock (or other security for which a closing sale price must be determined) is not so listed or traded, “trading day” means a “business day.”

Conversion Procedures

If a holder holds a beneficial interest in a global Convertible Note, to convert such Convertible Note such holder must comply with the Depository’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to the amount of interest payable on the next interest payment date and all transfer or similar taxes, if any.

If a holder holds a certificated Convertible Note, to convert such Convertible Note such holder must:

•	complete and manually sign the conversion notice on the back of the Convertible Note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the Convertible Note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date.

If a holder has already delivered a purchase notice as described under “—Fundamental Change Permits Holders to Require Us to Purchase Convertible Notes” with respect to a Convertible Note, the holder may not surrender that Convertible Note for conversion until the holder has withdrawn the purchase notice in accordance with the indenture.

Settlement upon Conversion

Upon conversion, we may choose to deliver either cash, shares of our Class A common stock or a combination of cash and shares of our Class A common stock, as described below.

All conversions on or after March 15, 2016 will be settled in the same relative proportions of cash and/or shares of our Class A common stock, which we refer to as the “settlement method.” If we have not delivered a notice of our election of settlement method prior to March 15, 2016, or if we do make a timely election to settle amounts owing upon conversion with a combination of cash and shares of our Class A common stock but do not specify a specified dollar amount as described below, then in either case we will be deemed to have elected to deliver solely shares of our Class A common stock in respect of our conversion obligation, as described in the first bullet point of the second succeeding paragraph below.

Prior to March 15, 2016, we will use the same settlement method for all conversions occurring on any given conversion date. Except for any conversions that occur on or after March 15, 2016, we will not have any obligation to use the same settlement method with respect to conversions that occur on different conversion dates. In other words, prior to March 15, 2016, we may choose with respect to one conversion date to settle conversions in shares of our Class A common stock only, and choose with respect to another conversion date to settle in cash, shares of our Class A common stock or a combination of cash and shares of our Class A common stock. With respect to each conversion date occurring prior to March 15, 2016, we will inform holders so converting through the trustee of the settlement method we have selected (including the specified dollar amount, if applicable) no later than the second trading day immediately following the related conversion date. If we do not make such an election within the required time period, or if we do make a timely election to settle amounts owing upon conversion with a combination of cash and shares of our Class A common stock but do not specify a specified dollar amount as described below, then in either case we will be deemed to have elected to deliver solely shares of our Class A common stock in respect of our conversion obligation.

Settlement amounts will be computed as follows:

•	if we elect to satisfy our conversion obligation solely in shares of our Class A common stock, we will deliver to the converting holder a number of shares of our Class A common stock equal to (i) the aggregate principal amount of Convertible Notes to be converted divided by (ii) $1,000, multiplied by the applicable conversion rate;

•	if we elect to satisfy our conversion obligation solely in cash, we will deliver to the converting holder, in respect of each $1,000 principal amount of Convertible Notes being converted, cash in an amount equal to the sum of the daily conversion values for each of the 40 consecutive trading days during the related cash settlement averaging period; and

•	if we elect to satisfy our conversion obligation through delivery of a combination of cash and shares of our Class A common stock, we will deliver to the converting holder in respect of each $1,000 principal amount of Convertible Notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 40 consecutive trading days during the related cash settlement averaging period.

The “daily settlement amount,” for each of the 40 consecutive trading days during the cash settlement averaging period, will consist of:

•	cash equal to the lesser of (i) a dollar amount per Convertible Note to be received upon conversion as specified by us in the notice regarding our chosen settlement method (the “specified dollar amount”), if any, divided by 40 (such quotient being referred to as the “daily measurement value”) and (ii) the daily conversion value; and

•	to the extent the daily conversion value exceeds the daily measurement value, a number of shares equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP of our Class A common stock for such trading day.

“Daily conversion value” means, for each of the 40 consecutive trading days during the cash settlement averaging period, one-fortieth (1/40th) of the product of (i) the applicable conversion rate and (ii) the daily VWAP of our Class A common stock on such trading day.

“Daily VWAP” of our Class A common stock, in respect of any trading day, means the per share volume-weighted average price on the New York Stock Exchange as displayed under the heading “Bloomberg VWAP” on Bloomberg page BGCP.Q <equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our Class A common stock on such trading day as determined by our board of directors in a commercially reasonable manner, using a volume-weighted average price method) and will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Cash settlement averaging period,” with respect to any Convertible Note, means the 40 consecutive trading-day period beginning on, and including, the third trading day immediately following the related conversion date, except that “cash settlement averaging period” means, with respect to any conversion date occurring during the period beginning on, and including, March 15, 2016 and ending at 5:00 p.m., New York City time, on the second scheduled trading day immediately prior to the maturity date, the 40 consecutive trading-day period beginning on, and including, the 42nd scheduled trading day prior to the maturity date.

For the purposes of determining the settlement amount only, “trading day” means a day during which trading in our Class A common stock generally occurs on the primary exchange or quotation system on which our Class A common stock then trades or is quoted and there is no market disruption event.

For the purposes of determining the settlement amount, “market disruption event” means (1) a failure by the primary exchange or quotation system on which our Class A common stock trades or is quoted to open for trading during its regular trading session or (2) the occurrence or existence, prior to 1:00 p.m., New York City time, on any trading day for our Class A common stock, of an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our Class A common stock or in any options, contracts or future contracts relating to our Class A common stock.

“Scheduled trading day” means any day that is scheduled to be a trading day.

We generally will deliver the conversion consideration in respect of any Convertible Notes that a holder converts by the third trading day immediately following the last trading day of the cash settlement averaging period. However:

•	if we elect to satisfy our conversion obligation solely in shares of our Class A common stock with respect to any conversion of Convertible Notes whose conversion date is prior to March 15, 2016, we will deliver the conversion consideration due in respect of conversion on the third trading day immediately following the relevant conversion date;

•	if we elect to satisfy our conversion obligation solely in shares of our Class A common stock with respect to any conversion of Convertible Notes whose conversion date is on or after March 15, 2016, we will deliver the conversion consideration due in respect of conversion on the maturity date for the Convertible Notes; and

•	if prior to the conversion date for any converted Convertible Notes our Class A common stock has been replaced by reference property (as defined under “—Conversion Rate Adjustments” below) consisting solely of cash (pursuant to the provisions described under “—Conversion Rate Adjustments”), we will deliver the conversion consideration due in respect of conversion on the third trading day immediately following the relevant conversion date.

Notwithstanding the foregoing, if any information required in order to calculate the conversion consideration deliverable will not be available as of the applicable settlement date, we will deliver the additional shares of our Class A common stock or other consideration resulting from that adjustment on the third trading day after the earliest trading day on which such calculation can be made.

We will not issue fractional shares of our Class A common stock upon conversion of Convertible Notes. Instead, we will pay cash in lieu of fractional shares based on the daily VWAP of our Class A common stock on the relevant conversion date (if we elect to satisfy our conversion obligation solely in shares of our Class A common stock) or based on the daily VWAP of our Class A common stock on the last trading day of the relevant cash settlement averaging period (in the case of any other settlement method).

Conversion Rate Adjustments

The applicable conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the Convertible Notes participate (as a result of holding the Convertible Notes, and at the same time as Class A common stock holders participate) in any of the transactions described below as if such holders of the Convertible Notes held a number of shares of our Class A common stock equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of Convertible Notes held by such holder, without having to convert their Convertible Notes.

(1) If we issue solely shares of our Class A common stock as a dividend or distribution on all or substantially all of our shares of our Class A common stock, or if we effect a share split or share combination of our Class A common stock, the applicable conversion rate will be adjusted based on the following formula:

CR	=	CR0	x	OS
OS0

where,

CR0	=	the applicable conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be;

CR	=	the applicable conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date of such share split or share combination, as the case may be;

OS0	=	the number of shares of our Class A common stock outstanding immediately prior to the open of business on the ex-dividend date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be; and

OS	=	the number of shares of our Class A common stock outstanding immediately after such dividend or distribution, or immediately after the effective date of such share split or share combination, as the case may be.

If any dividend or distribution described in this clause (1) is declared but not so paid or made or the outstanding shares of Class A common stock are not so split or combined, as the case may be, the conversion rate shall be readjusted to the conversion rate that would then be in effect as if such dividend or distribution or share split or combination had not been declared or announced.

(2) If we distribute to all or substantially all holders of our Class A common stock any rights, options or warrants entitling them for a period of not more than 60 calendar days from the record date for such distribution to subscribe for or purchase shares of our Class A common stock, at a price per share less than the average of the last reported sale prices of our Class A common stock for the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the declaration date for such distribution, the applicable conversion rate will be increased based on the following formula (provided that the applicable conversion rate will be readjusted to the extent that such rights, options or warrants are not exercised prior to their expiration or are not distributed):

CR	=	CR0	x	OS0 + X
OS0 + Y

where,

CR0	=	the applicable conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR	=	the applicable conversion rate in effect immediately after the open of business on the ex-dividend date for such distribution;

OS0	=	the number of shares of our Class A common stock outstanding immediately prior to the open of business on the ex-dividend date for such distribution;

X	=	the total number of shares of our Class A common stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of our Class A common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the last reported sale prices of our Class A common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution.

For purposes of this clause (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase our Class A common stock at less than the average of the last reported sale prices of our Class A common stock for each trading day in the applicable 10 consecutive trading-day period, there shall be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration if other than cash to be determined by our board of directors.

(3) If we distribute shares of our capital stock, evidences of our indebtedness or other assets or property of ours to all or substantially all holders of our Class A common stock, excluding

•	dividends or distributions (including share splits) or rights, options or warrants referred to in clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash; and

•	spin-offs to which the provisions set forth below in this clause (3) shall apply,

then the applicable conversion rate will be increased based on the following formula:

CR	=	CR0	x	SP0
SP0 – FMV

where,

CR0	=	the applicable conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR	=	the applicable conversion rate in effect immediately after the open of business on the ex-dividend date for such distribution;

SP0	=	the average of the last reported sale prices of our Class A common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV	=	the fair market value (as determined by our board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our Class A common stock as of the open of business on the ex-dividend date for such distribution.

If such distribution is not so made, the conversion rate shall again be adjusted to be the conversion rate that would then be in effect as if such dividend or distribution had not been declared.

If the then fair market value of the portion of the shares of capital stock, evidences of indebtedness or other assets or property so distributed applicable to one share of Class A common stock is equal to or greater than the average of the last reported sales prices of the Class A common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution, in lieu of the foregoing adjustment, adequate provisions shall be made so that each holder of a Convertible Note shall have the right to receive on conversion in respect of each Convertible Note held by such holder, in addition to the cash, shares of Class A common stock or combination thereof to which such holder is entitled to receive, the amount and kind of securities and assets such holder would have received had such holder already owned a number of shares of Class A common stock equal to the applicable conversion rate immediately prior to the record date for the distribution of the securities or assets.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on all or substantially all of the shares of our Class A common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit that are or will be when issued listed on a securities exchange, which we refer to as a “spin-off,” the applicable conversion rate will be increased based on the following formula:

CR	=	CR0	x	FMV + MP0
MP0

where,

CR0	=	the applicable conversion rate in effect immediately prior to the open of business on the ex-dividend date for the spin-off;

CR	=	the applicable conversion rate in effect immediately after the open of business on the ex-dividend date for the spin-off;

FMV	=	the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our Class A common stock applicable to one share of our Class A common stock over the first 10 consecutive trading-day period immediately following, and including, the ex-dividend date for the spin-off (such period, the “valuation period”); and

MP0	=	the average of the last reported sale prices of our Class A common stock over the valuation period.

The adjustment to the applicable conversion rate under the preceding paragraph of this clause (3) will be made immediately after the open of business on the day after the last day of the valuation period, but will be given effect as of the open of business on the ex-dividend date for the spin-off. If the ex-dividend date for the spin-off is less than 10 trading days prior to, and including, the end of the cash settlement averaging period in respect of any conversion, references within this clause (3) to 10 trading days shall be deemed replaced, for purposes of calculating the affected daily conversion rates in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for the spin-off to, and including, the last trading day of such cash settlement averaging period. For purposes of determining the applicable conversion rate, in respect of any conversion during the 10 trading days commencing on the ex-dividend date for any spinoff, references within the portion of this clause (3) related to “spin-offs” to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, but excluding, the relevant conversion date.

(4) If we make or pay any cash dividend or distribution to all, or substantially all, holders of our outstanding Class A common stock during any quarterly fiscal period in an amount per share of our Class A common stock that exceeds $0.17 (the “dividend threshold amount”), the applicable conversion rate will be increased based on the following formula:

CR	=	CR0	x	SP0
MP0 – C

where,

CR0	=	the applicable conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR	=	the applicable conversion rate in effect immediately after the open of business on the ex-dividend date for such distribution;

SP0	=	the average of the last reported sale prices of our Class A common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

C	=	the amount in cash per share we pay or distribute to holders of our Class A common stock in excess of the dividend threshold amount (which dividend threshold amount will be deemed to be zero if the dividend or distribution is not a regular quarterly cash dividend).

The dividend threshold amount is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate; provided that no adjustment will be made to the dividend threshold amount for any adjustment to the conversion rate under this clause (4).

If any dividend or distribution described in this clause (4) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(5) If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our Class A common stock and, if the cash and value of any other consideration included in the payment per share of Class A common stock exceeds the last reported sale price of our Class A common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), the applicable conversion rate will be increased based on the following formula:

CR	=	CR0	x	AC + (SP x OS)
OS0 x SP

where,

CR0	=	the applicable conversion rate in effect immediately prior to the open of business on the trading day next succeeding the expiration date;

CR	=	the applicable conversion rate in effect immediately after the open of business on the trading day next succeeding the expiration date;

AC	=	the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of our Class A common stock outstanding immediately prior to the time (the “expiration time”) such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS	=	the number of shares of our Class A common stock outstanding immediately after the expiration time (after giving effect to such tender offer or exchange offer); and

SP	=	the average of the last reported sale prices of our Class A common stock over the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the expiration date.

The adjustment to the applicable conversion rate under the preceding paragraph of this clause (5) will be given effect at the open of business on the trading day next succeeding the expiration date. If the trading day next succeeding the expiration date is less than 10 trading days prior to, and including, the end of the cash settlement averaging period in respect of any conversion, references within this clause (5) to 10 trading days shall be deemed replaced, for purposes of calculating the affected daily conversion rates in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, and including, the last trading day of such cash settlement averaging period. For purposes of determining the applicable conversion rate, in respect of any conversion during the 10 trading days commencing on the trading day next succeeding the expiration date, references within this clause (5) to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, but excluding, the relevant conversion date.

Except as stated herein, we will not adjust the applicable conversion rate for the issuance of shares of our Class A common stock or any securities convertible into or exchangeable for shares of our Class A common stock or the right, option or warrant to purchase shares of our Class A common stock or such convertible or exchangeable securities, including additional issuances of our Class B common stock and issuances of additional shares of our Class A common stock related to exchanges and redemptions of founding/working partner units and limited partnership interests.

If we adjust the conversion rate pursuant to the above provisions, we will notify the trustee and issue a press release containing the relevant information (and make the press release available on our website).

In the event of:

•	any recapitalization, reclassification or change of our Class A common stock (other than changes resulting from a subdivision or combination);

•	a consolidation, merger, combination or binding share exchange involving us; or

•	a sale, lease or conveyance to another person of all or substantially all of our property and assets,

in each case as a result of which our Class A common stock would be converted into, or exchanged for, cash, securities or other property, the holder will be entitled thereafter to convert its Convertible Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of our Class A common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive upon such transaction (the “reference property”); provided that, at and after the effective time of any such transaction, our conversion obligation upon conversion of the Convertible Notes will continue to be payable as described under the provision under “—Settlement upon Conversion,” including our right to determine the form of consideration as described therein. For purposes of the foregoing, the daily conversion value and daily VWAP will be determined by reference to units of reference (each consisting of the reference property received by holders of shares of our Class A common stock pursuant to the applicable transaction or event in respect of each share of our Class A common stock) in lieu of shares of our Class A common stock.

For purposes of the foregoing, the type and amount of consideration that holders of our Class A common stock are entitled to in the case of recapitalizations, reclassifications, changes to our Class A common stock, consolidations, mergers, combinations, binding share exchanges, sales, leases or conveyances of property or assets or other transactions that cause our Class A common stock to be converted into the right to receive more than a single type of consideration because the holders of our Class A common stock have the right to elect the type of consideration they receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our Class A common stock that affirmatively make such an election (or a plurality thereof if holders of our Class A common stock are entitled to make multiple elections pursuant to the applicable transaction or event).

If the Convertible Notes become convertible into reference property, we will notify the trustee and issue a press release containing the relevant information (and make the press release available on our website). If applicable, we will also notify holders and the trustee of the weighted average as soon as practicable after such determination is made.

We are permitted to increase the applicable conversion rate of the Convertible Notes by any amount for a period of at least 20 business days if our board of directors determines that such increase would be in our best interest. We may also (but are not required to) increase the applicable conversion rate to avoid or diminish income tax to holders of our Class A common stock or rights to purchase shares of our Class A common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. We will not take any action that would result in adjustment of the conversion rate, pursuant to the provisions described above, in such a manner as to result in the reduction of the conversion price to less than the par value per share of our Class A common stock.

To the extent that we have a rights plan (i.e., a poison pill) in effect upon conversion of the Convertible Notes, the holder will receive, in addition to any Class A common stock received in connection with such conversion, the rights under the rights plan, unless prior to any conversion, the rights have separated from the Class A common stock, in which case, the applicable conversion rate will be adjusted at the time of separation as if we distributed to all holders of our Class A common stock, shares of our capital stock, evidences of indebtedness or other assets or property having a fair market value of the rights as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

The applicable conversion rate will not be adjusted:

•	upon the issuance of any shares of our Class A common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our Class A common stock under any plan;

•	upon the issuance of any shares of our Class A common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

•	upon the issuance of any shares of our Class A common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Convertible Notes were first issued;

•	for a change in the par value of our Class A common stock; or

•	for accrued and unpaid interest.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share. We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and make such carried forward adjustment, regardless of whether the aggregate adjustment is less than 1%, (i) upon any conversion of Convertible Notes and (ii) on each of the 42 scheduled trading days immediately preceding the maturity date for the Convertible Notes.

Adjustment to Shares Delivered upon Conversion upon Certain Corporate Transactions

If a holder elects to convert its Convertible Notes at any time from, and including, the effective date of a “make-whole fundamental change” (as defined below) to, and including, the second scheduled trading day immediately preceding the related fundamental change purchase date (as defined below), or if a make-whole fundamental change does not also constitute a fundamental change as described under “—Fundamental Change Permits Holders to Require Us to Purchase Convertible Notes,” the 35th business day immediately following the effective date of such make-whole fundamental change (such period, the “make-whole fundamental change period”), the applicable conversion rate will, to the extent described below, be increased by an additional number of shares of our Class A common stock (these shares being referred to as the “additional shares”). We will notify holders of the anticipated effective date of such make-whole fundamental change and issue a press release (and make the press release available on our website) as soon as practicable after we first determine the anticipated effective date of such make-whole fundamental change and in any event not later than 15 scheduled trading days in advance of such anticipated effective date. In addition, we will notify holders and the trustee of the effective date of such make-whole fundamental change and issue a press release (and make the press release available on our website) as soon as practicable after such effective date but in any event no later than 5 trading days after such effective date. Convertible Notes surrendered for conversion during the make-whole fundamental change period will be settled based on the increased conversion rate, if any, in the manner described under “—Conversion Rights—Settlement upon Conversion,” subject where applicable to the provisions concerning the treatment of reference property described under “—Conversion Rights—Conversion Rate Adjustments.”

A “make-whole fundamental change” means any transaction or event that constitutes a fundamental change under clause (1), (2) or (3) of the definition of fundamental change, as described under “—Fundamental Change Permits Holders to Require Us to Purchase Convertible Notes” below (in the case of any fundamental change described in clause (3) of the definition thereof, determined without regard to the proviso in such clause but after giving effect to the exceptions and exclusions to the definition of fundamental change that otherwise apply).

The number of additional shares by which the conversion rate for the Convertible Notes will be increased for conversions that occur during the make-whole fundamental change period will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs (the “effective date”) and the price (the “stock price”) paid or deemed paid per share of our Class A common stock in the make-whole fundamental change. If holders of our Class A common stock receive only cash in the case of a make-whole fundamental change described in clause (3) under the definition of fundamental change, the stock price shall be the cash amount paid per share of our Class A common stock. In the case of any other make whole fundamental change, the stock price shall be the average of the last reported sales prices of our Class A common stock over the ten consecutive trading-day period ending on, and including, the trading day immediately preceding the effective date of such make-whole fundamental change.

The stock prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the applicable conversion rate of the Convertible Notes is otherwise adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable conversion rate in effect immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the applicable conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the applicable conversion rate as set forth under “—Conversion Rights—Conversion Rate Adjustments.”

The following table sets forth numbers of additional shares to be received per $1,000 principal amount of Convertible Notes based on the respective stock prices and effective dates set forth below:

	Stock Price
Effective Date	$8.20	$8.50	$9.00	$9.50	$10.00	$10.50	$11.00	$11.50	$12.00	$13.00	$14.00	$15.00
July 29, 2011	20.3252	17.5201	13.6174	10.5129	8.0545	6.1171	4.5968	3.4097	2.4880	1.2364	0.5331	0.1954
July 15, 2012	20.3252	19.1809	14.9369	11.5388	8.8344	6.6954	5.0137	3.6988	2.6775	1.2900	0.5234	0.1746
July 15, 2013	20.3252	20.1281	15.5898	11.9491	9.0526	6.7677	4.9804	3.5943	2.5288	1.1114	0.3838	0.0940
July 15, 2014	20.3252	20.0037	15.2193	11.3953	8.3828	6.0422	4.2471	2.8895	1.8777	0.6357	0.1393	0.0173
July 15, 2015	20.3252	18.2484	13.2245	9.2852	6.2793	4.0494	2.4446	1.3363	0.6315	0.0760	0.0033	0.0000
July 15, 2016	20.3252	16.0211	9.4851	3.6372	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•	if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, based on a 365-day year, as applicable;

•	if the stock price is greater than $15.00 per share (subject to adjustment), no additional shares will be added to the conversion rate; and

•	if the stock price is less than $8.20 per share (subject to adjustment), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate for the Convertible Notes exceed 121.9512 per $1,000 principal amount of such Convertible Notes, subject to adjustments in the same manner as the applicable conversion rate as set forth under “—Conversion Rights—Conversion Rate Adjustments.”

If a holder of Convertible Notes elects to convert its Convertible Notes prior to the effective date of any make whole fundamental change, such holder will not be entitled to an increased conversion rate in connection with such conversion.

Fundamental Change Permits Holders to Require Us to Purchase Convertible Notes

If a fundamental change (as defined below in this section) occurs at any time, a holder will have the right, at its option, to require us to purchase all of its Convertible Notes or any portion of the principal amount thereof that is equal to $1,000, or an integral multiple of $1,000, on a date (the date being referred to as the “fundamental change purchase date”) of our choosing that is not less than 20 or more than 35 business days after the date on which we notify holders and the trustee of the occurrence of the effective date for such fundamental change. The price we are required to pay is equal to 100% of the principal amount of the Convertible Notes to be purchased plus accrued and unpaid interest to but excluding the fundamental change purchase date (unless the fundamental change purchase date is after a regular record date and on or prior to the interest payment date to which it relates, in which case interest accrued to the interest payment date will be paid to holders of the Convertible Notes as of the immediately preceding record date and the price we are required to pay to holders surrendering Convertible Notes for repurchase will be equal to 100% of the principal amount of Convertible Notes subject to repurchase and will not include any accrued and unpaid interest). Any Convertible Notes purchased by us will be paid for in cash.

A “fundamental change” will be deemed to have occurred at the time after the Convertible Notes are originally issued when any of the following occurs:

(1)	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than us, our subsidiaries, our and their respective employee benefit plans and any “permitted holder” (as defined below), has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing, in the aggregate, more than 50% of the voting power of all classes of our common equity;

(2)

a “person” or “group,” including us, our subsidiaries, our and their respective employee benefit plans and any permitted holder, acquires shares of our Class A common stock and, as a result of such acquisition, the number of shares of Class A common stock held by holders of Class A common stock, other than by such “person” or “group,” is less than 50% of the total number of shares of Class A common stock outstanding on July 1, 2011 (or 42,973,582 shares of Class A common stock), subject to adjustment in the same manner as the conversion rate is adjusted pursuant to clauses (1) through (5) under “—Conversion Rate Adjustments;”

(3)	consummation of any binding share exchange, exchange offer, tender offer, consolidation or merger of us pursuant to which our Class A common stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one or more of our subsidiaries (any such exchange, offer, consolidation, merger, sale, lease or other transfer transaction or series of transactions being referred to herein as an “event”); provided, however, that any such event where the holders of more than 50% of the voting power of all classes of our common equity immediately prior to such event, own, directly or indirectly, more than 50% of the voting power of all classes of common equity of the continuing or surviving person or transferee or the parent thereof immediately after such event shall not be a fundamental change;

(4)	our stockholders approve any plan or proposal for our liquidation or dissolution; or

(5)	our Class A common stock (or other common stock into which the Convertible Notes are then convertible) ceases to be listed on at least one U.S. national securities exchange.

Notwithstanding the foregoing, no transaction or event described in clause (3) above will constitute a fundamental change if at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or event that would otherwise have constituted a fundamental change consists of shares of common stock or other similar equity interests, or American Depositary Shares in lieu of such common stock or equity interests, that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with the relevant transaction or event (these securities being referred to as “publicly traded securities”) and as a result of this transaction or event, the Convertible Notes become convertible into such publicly traded securities, excluding cash payments for fractional shares.

A “permitted holder” means Howard W. Lutnick, any person (which term for purposes of this definition includes an individual, a corporation, a limited liability company, an association, a partnership, a joint venture or a joint stock company) controlled by him or any trust established for Mr. Lutnick’s benefit or for the benefit of his spouse, any of his descendants or any of his relatives, in each case, so long as he is alive and, upon his death or incapacity, any person who shall, as a result of Mr. Lutnick’s death or incapacity, become a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of our common equity by operation of a trust, by will or the laws of descent and distribution or by operation of law.

On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the Convertible Notes and the trustee and paying agent a notice of, and issue a press release (and make the press release available on our website) in respect of, the occurrence of the fundamental change and of the resulting purchase right. Such notice will state, among other things:

•	the events causing a fundamental change;

•	the effective date of the fundamental change, and whether the fundamental change is a make-whole fundamental change, in which case the effective date of the make-whole fundamental change;

•	the last date on which a holder may exercise the purchase right;

•	the fundamental change purchase price;

•	the fundamental change purchase date;

•	if applicable, the name and address of the paying agent and the conversion agent;

•	if applicable, the applicable conversion rate and any adjustments to the applicable conversion rate;

•	if applicable, that the Convertible Notes with respect to which a fundamental change purchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change purchase notice in accordance with the terms of the indenture governing the Convertible Notes; and

•	the procedures that holders must follow to require us to purchase their Convertible Notes.

To exercise its fundamental change purchase right, a holder must deliver, on or before the scheduled trading day immediately preceding the fundamental change purchase date, the Convertible Notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled “Form of Fundamental Change Purchase Notice” on the reverse side of the Convertible Notes duly completed, to the paying agent. The purchase notice must state:

•	if certificated Convertible Notes have been issued, the certificate numbers of the Convertible Notes to be delivered for purchase;

•	the portion of the principal amount of Convertible Notes to be purchased, which must be $1,000 or an integral multiple thereof; and

•	that the Convertible Notes are to be purchased by us pursuant to the applicable provisions of the Convertible Notes and the indenture governing the Convertible Notes.

If the Convertible Notes are not in certificated form, the notice given by each holder must comply with appropriate Depository procedures.

A holder may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to 5:00 p.m., New York City time, on the scheduled trading day immediately preceding the fundamental change purchase date. The notice of withdrawal must state:

•	the principal amount of the withdrawn Convertible Notes;

•	if certificated Convertible Notes have been issued, the certificate numbers of the withdrawn Convertible Notes; and

•	the principal amount, if any, which remains subject to the purchase notice.

If the Convertible Notes are not in certificated form, the withdrawal notice given by each holder must comply with appropriate Depository procedures.

We will be required to purchase the Convertible Notes that have been validly surrendered for purchase and not withdrawn on the fundamental change purchase date, subject to extension to comply with applicable law. A holder will receive payment of the fundamental change purchase price promptly following the later of the fundamental change purchase date or the time of book-entry transfer or the delivery of its Convertible Notes. If the paying agent holds money or securities sufficient to pay the fundamental change purchase price of the Convertible Notes on the fundamental change purchase date, then:

•	the Convertible Notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the Convertible Notes is made or whether or not the Convertible Note is delivered to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the fundamental change purchase price and previously accrued and unpaid interest upon book-entry transfer or delivery of the Convertible Notes).

The purchase rights of the holders could discourage a potential acquirer of us, even if the acquisition may be beneficial to holders. The fundamental change purchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to purchase the Convertible Notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

No Convertible Notes may be repurchased by us at the option of the holders upon a fundamental change if the principal amount of the Convertible Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the Convertible Notes to require us to purchase its Convertible Notes as a result of the sale, lease or other transfer of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change purchase price. In addition, we have, and may in the future incur, other indebtedness with similar change of control provisions permitting our debt holders to accelerate upon the occurrence of similar events and that may contain negative covenants limiting our ability to purchase the Convertible Notes upon the occurrence of a fundamental change. If we fail to purchase the Convertible Notes when required following a fundamental change, we will be in default under the indenture governing the Convertible Notes.

In connection with any fundamental change purchase offer, we will:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

•	file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

•	otherwise comply with all federal and state securities laws in connection with any offer by us to purchase the Convertible Notes.

We will not be required to make a fundamental change purchase offer if a third party makes the fundamental change purchase offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture governing the Convertible Notes applicable to a fundamental change purchase offer made by us and purchases all Convertible Notes validly tendered and not withdrawn under such fundamental change purchase offer.

Consolidation, Merger and Sale of Assets

The indenture governing the Convertible Notes provides that we will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, another person unless (1) if we are not the resulting, surviving or transferee person, the resulting, surviving or transferee person is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such person expressly assumes by supplemental indenture all of our obligations under the Convertible Notes and the indenture; (2) immediately after giving effect to such transaction, no default has occurred and is continuing under the indenture; and (3) other conditions specified in the indenture are met.

Upon any such consolidation, merger or transfer, the resulting, surviving or transferee corporation (if not us) shall succeed to us, and may exercise every right and power of ours, under the indenture governing the Convertible Notes.

Although these types of transactions are permitted under the indenture governing the Convertible Notes, certain of the foregoing transactions could constitute a fundamental change (as defined above) permitting each holder to require us to purchase the Convertible Notes of such holder as described above.

Events of Default

Each of the following is an “event of default” under the indenture governing the Convertible Notes:

(1)	default in the payment in respect of the principal of any Convertible Note at its maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(2)	default in the payment of any interest upon any Convertible Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3)	the failure to comply with the obligation to convert the Convertible Notes into cash, Class A common stock or a combination thereof; as applicable, upon exercise of a holder’s conversion right and such failure continues for five business days;

(4)	our failure to issue a fundamental change notice in accordance with the terms of the indenture described in “—Fundamental Change Permits Holders to Require Us to Purchase Convertible Notes” when due and such failure continues for five business days;

(5)	default in the performance, or breach, of any covenant or agreement by us in the indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1) through (4) above), and continuance of such default or breach for a period of 60 consecutive days after written notice thereof has been given to us by the trustee or to the trustee and us by the holders of at least 25% in aggregate principal amount of the outstanding Convertible Notes;

(6)	an event of default (or comparable default) as defined in any bonds, debentures or other instruments under which there may be issued evidences of indebtedness (other than the Convertible Notes) by us or any of our subsidiaries that is a “significant subsidiary” (as defined in Regulation S-X under the Securities Act), having, individually or in the aggregate, a principal or similar amount outstanding of at least $50 million, whether such indebtedness now exists or shall hereafter be created, which event of default (or comparable default) shall have resulted in the acceleration of the maturity of at least $50 million of such indebtedness prior to its express maturity or shall constitute a failure to pay at least $50 million of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and such event of default (or comparable default) shall not have been rescinded or annulled or such indebtedness shall not have been discharged and such event of default (or comparable default) continues for a period of 30 consecutive days after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the Convertible Notes then outstanding;

(7)	the entry against us or any of our subsidiaries that is a “significant subsidiary” (as defined in Regulation S-X under the Securities Act) of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $50 million (excluding any amounts covered by insurance), by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 days after (i) the date on which the right to appeal or petition for review thereof has expired if no such appeal or review has commenced, or (ii) the date on which all rights to appeal or petition for review have been extinguished; or

(8)	certain events in bankruptcy, insolvency or reorganization relating to us or any of our subsidiaries that is a “significant subsidiary” (as defined in Regulation S-X under the Securities Act).

If an event of default occurs and is continuing, the trustee, by notice to us, or the holders of at least 25% in principal amount of the outstanding Convertible Notes, by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest on all the Convertible

Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. However, upon an event of default arising out of the bankruptcy provisions described in clause (8) above in relation to us, the aggregate principal amount and accrued and unpaid interest will be due and payable immediately.

Notwithstanding the foregoing, if we so elect, the sole remedy of holders for an event of default relating to any obligation to file reports as described under “—Reports” below will, for the first 180 days after the occurrence of such an event of default (which will be the 60th day after written notice is provided to us in accordance with an event of default pursuant to clause (5) above), consist exclusively of the right to receive additional interest on the Convertible Notes at an annual rate equal to (x) 0.25% of the outstanding principal amount of the Convertible Notes for the first 90 days an event of default is continuing in such 180-day period and (y) 0.50% of the outstanding principal amount of the Convertible Notes for the remaining 90 days an event of default is continuing in such 180-day period. Additional interest will be payable in arrears on each interest payment date following the occurrence of such event of default in the same manner as regular interest on the Convertible Notes. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the Convertible Notes will be subject to acceleration as provided above. The provisions of the indenture governing the Convertible Notes described in this paragraph will not affect the rights of holders of Convertible Notes in the event of the occurrence of any other event of default. In the event we do not elect to pay additional interest upon an event of default in accordance with this paragraph, the Convertible Notes will be subject to acceleration as provided above.

In order to elect to pay additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of record of Convertible Notes and the trustee and paying agent of such election on or before the close of business on the 5th business day after the date on which such event of default occurs. Upon our failure to timely give such notice or pay additional interest, the Convertible Notes will be immediately subject to acceleration as provided above.

The holders of a majority in principal amount of the outstanding Convertible Notes may waive all past defaults (except with respect to nonpayment of principal or interest, failure to repurchase any Convertible Notes when required or failure to deliver, upon conversion, cash, shares of our Class A common stock or a combination thereof, as the case may be) and rescind any such acceleration with respect to the Convertible Notes and its consequences.

Subject to the provisions of the indenture governing the Convertible Notes relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due or for amounts deliverable upon conversion of the Convertible Notes, no holder may pursue any remedy with respect to such indenture or the Convertible Notes unless:

(1)	such holder has previously given the trustee written notice that an event of default is continuing;

(2)	holders of at least 25% in principal amount of the outstanding Convertible Notes have requested the trustee to pursue the remedy;

(3)	such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	the holders of a majority in principal amount of the outstanding Convertible Notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Convertible Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The indenture governing the Convertible Notes provides that, in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or such indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification against all losses and expenses caused by taking or not taking such action.

The indenture governing the Convertible Notes provides that, if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on any Convertible Note, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or propose to take in respect thereof.

Modification and Amendment

Subject to certain exceptions, the indenture governing the Convertible Notes or the Convertible Notes may be amended with the consent of the holders of at least a majority in aggregate principal amount of the Convertible Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Convertible Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in aggregate principal amount of the Convertible Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Convertible Notes).

However, without the consent of each holder of an outstanding Convertible Note affected, no amendment of the indenture governing the Convertible Notes or the Convertible Notes may, among other things:

(1)	reduce the rate of or extend the stated time for payment of interest on any Convertible Note;

(2)	reduce the principal amount or change the stated maturity of any Convertible Note;

(3)	make any change that impairs or adversely affects the conversion rights of any Convertible Notes;

(4)	reduce the fundamental change purchase price of any Convertible Note or amend or modify in any manner adverse to the holders of Convertible Notes our obligation to make payment of that price, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(5)	make any Convertible Note payable in a currency other than that stated in the Convertible Note or change any Convertible Note’s place of payment;

(6)	impair the right of any holder to receive payment of principal of and interest on such holder’s Convertible Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Convertible Notes;

(7)	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions of the indenture; or

(8)	reduce the percentage in aggregate principal amount of Convertible Notes whose holders must consent to an amendment of the indenture or to waive any past default.

Notwithstanding the foregoing, without the consent of any holder, we and the trustee may amend the indenture governing the Convertible Notes or the Convertible Notes to:

(1)	cure any ambiguity, omission, defect or inconsistency in such indenture or the Convertible Notes in a manner that does not adversely affect the rights of any holder;

(2)	conform the terms of such indenture or the Convertible Notes to the descriptions thereof in the offering memorandum pursuant to which the Convertible Notes were first offered and sold;

(3)	provide for the assumption by a successor corporation of our obligations under such indenture as described above under the heading “—Consolidation, Merger and Sale of Assets;”

(4)	add guarantees with respect to the Convertible Notes;

(5)	secure the Convertible Notes;

(6)	add to our covenants for the benefit of the holders or surrender any right or power conferred upon us;

(7)	make any change that does not adversely affect the rights of any holder;

(8)	appoint a successor trustee with respect to the Convertible Notes; or

(9)	comply with any requirement under the Trust Indenture Act.

The consent of the holders is not necessary under the indenture governing the Convertible Notes to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the indenture governing the Convertible Notes by delivering to the registrar for cancellation all outstanding Convertible Notes or by depositing with the trustee or delivering to the holders, as applicable, after the Convertible Notes have become due and payable, whether at the stated maturity, any fundamental change purchase date or upon conversion or otherwise, cash or shares of our Class A common stock (solely to satisfy outstanding conversions, if applicable), sufficient to pay all of the outstanding Convertible Notes and all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of Convertible Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the indenture governing the Convertible Notes and the Convertible Notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our Class A common stock, accrued interest payable on the Convertible Notes and the applicable conversion rate. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of Convertible Notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder upon the request of that holder.

Reports

The indenture governing the Convertible Notes provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be furnished by us to the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act).

Notices

Except as otherwise described herein, notice to registered holders of the Convertible Notes will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing.

Governing Law

The indenture provides that it and the Convertible Notes are to be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of laws principles thereof.

Concerning the Trustee

U.S. Bank National Association is the trustee, security registrar, paying agent and conversion agent for the Convertible Notes, and is also the trustee, registrar and paying agent for the 8.125% Senior Notes and the 5.375% Senior Notes. We maintain corporate trust relationships in the ordinary course of business with the trustee.

Book-Entry System

The certificates representing the Securities have been issued in the form of fully-registered global notes without coupons (the “Global Notes”) and have been deposited with, or on behalf of, The Depository Trust Company (the “Depository”) and registered in the name of Cede & Co., as the nominee of the Depository. Except in limited circumstances, the Securities will not be issuable in definitive form. Unless and until they are exchanged in whole or in part for the individual Securities represented thereby, any interests in the applicable Global Notes may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any nominee of the Depository to a successor depository or any nominee of such successor.

The Depository is under no obligation to provide its services as depositary for any of the Global Notes and may discontinue providing its services at any time. Neither we nor the applicable trustee will have any responsibility for the performance by the Depository or its direct or indirect participants under the rules and procedures governing the Depository. As noted above, owners of beneficial interests in a Global Note will not receive certificates representing their interests. However, we will prepare and deliver certificates for the Securities of a series in exchange for beneficial interests in the applicable Global Note if:

•	the Depository notifies us that it is unwilling or unable to continue as a depositary for such Global Note or if the Depository ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days after the notification or of our becoming aware of the Depository’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have the Securities of such series represented by Global Notes; or

•	an Event of Default has occurred and is continuing with respect to the Securities of such series, and the Depository wishes to exchange the Global Notes for such series for definitive certificated debt securities.

Any beneficial interest in a Global Note that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for the applicable Securities in definitive certificated form registered in the names that the Depository shall direct. It is expected that these directions will be based upon directions received by the Depository from its participants with respect to ownership of beneficial interests in the Global Note.

The Depository has advised us that the Depository is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository holds securities that its participants (“direct participants”) deposit with the Depository. The Depository also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Depository is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for the Depository, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the Depository system is also available to others (“indirect participants”) such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

Conveyance of notices and other communications by the Depository to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices, if applicable, will be sent to the Depository or its nominee. If less than all of the Securities of a series are being redeemed, the Depository will reduce the amount of the interest of direct participants in such series in accordance with its procedures.

In any case where a vote may be required with respect to the Securities of any series, neither the Depository nor Cede & Co. will give consents for or vote the applicable Global Note. Under its usual procedures, the Depository will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the Securities are credited on the record date identified in a listing attached to the omnibus proxy.

Principal of and premium, if any, and interest on the Global Notes will be paid to Cede & Co., as nominee of the Depository. The Depository’s practice is to credit direct participants’ accounts on the relevant payment date unless the Depository has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of the Depository or us, subject to any legal requirements in effect from time to time. Payment of principal, premium, if any, and interest to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of the Depository, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

The rules applicable to the Depository and its participants are on file with the SEC. The information in this section concerning the Depository and the Depository’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Description of Class A Common Stock

The Convertible Notes may be converted into shares of our Class A common stock, and accordingly, the registration statement of which this prospectus is a part includes the offer of such shares of Class A common stock that may be issuable upon such conversion. The following summary is a description of the material terms of our capital stock. Copies of our Amended and Restated Certificate of Incorporation (our “certificate of incorporation”) and our Amended and Restated Bylaws (our “bylaws”) and other documents referred to herein are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

The following descriptions of our Class A common stock and the relevant provisions of our certificate of incorporation and bylaws are summaries thereof and are qualified in their entirety by reference to our certificate of incorporation and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and applicable law. Our certificate of incorporation and bylaws are each an amendment and restatement of the eSpeed certificate of incorporation and bylaws.

Our authorized capital stock consists of 600 million shares of common stock, consisting of 500 million shares of our Class A common stock, par value $0.01 per share, and 100 million shares of our Class B common stock, par value $0.01 per share, and 50 million shares of preferred stock, par value $0.01 per share.

Common Stock

As of September 30, 2015, there were 216,034,397 shares of our Class A common stock outstanding and 34,848,107 shares of our Class B common stock outstanding. The holders of our Class A common stock are generally entitled to one vote per share on all matters to be voted upon by the stockholders as a group, entitling holders of our Class A common stock to approximately 38.3% of our voting power as of such date, and do not have cumulative voting rights. The holders of our Class B common stock are generally entitled to ten votes per share on all matters to be voted upon by the stockholders as a group, entitling holders of our Class B common stock to 61.7% of our voting power as of such date, and do not have cumulative voting rights. Cantor and CFGM, the managing general partner of Cantor, and an entity controlled by our Chairman and Chief Executive Officer, Howard W. Lutnick, are the only holders of our Class B common stock. Our Class B common stock generally votes together with our Class A common stock on all matters submitted to the vote of our Class A common stockholders.

Each share of our Class A common stock is equivalent to a share of our Class B common stock for purposes of economic rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of our Class A common stock and Class B common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. See “Dividend Policy” and “Price Range of Class A Common Stock.” In the event of our liquidation, dissolution or winding up, the holders of shares of our Class A common stock and Class B common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Our certificate of incorporation provides that each share of our Class B common stock is convertible at any time, at the option of the holder, into one share of our Class A common stock. Each share of our Class B common stock will automatically convert into a share of our Class A common stock upon any sale, pledge or other transfer, which we refer to as a “transfer,” whether or not for value, by the initial registered holder, other than any transfer by the initial holder to (1) Cantor, (2) any entity controlled by Cantor or by Mr. Lutnick and (3) Mr. Lutnick, his spouse, his estate, any of his descendants, any of his relatives or any trust established for his benefit or for the benefit of his spouse, any of his descendants or any of his relatives.

Any holder of shares of our Class B common stock may pledge his, her or its shares of Class B common stock, as the case may be, to a pledgee pursuant to a bona fide pledge of the shares as collateral security for indebtedness due to the pledgee so long as the shares are not transferred to or registered in the name of the pledgee. In the event of any pledge of shares of our Class B common stock meeting these requirements, the pledged shares will not be converted automatically into shares of our Class A common stock. If the pledged shares of our Class B common stock become subject to any foreclosure, realization or other similar action by the pledgee, they will be converted automatically into shares of our Class A common stock upon the occurrence of that action. The automatic conversion provisions in our certificate of incorporation may not be amended, altered, changed or repealed without the approval of the holders of a majority of the voting power of all outstanding shares of our Class A common stock.

Shares of our Class A common stock are not subject to any conversion right. None of the shares of our Class A common stock or Class B common stock has any pre-emptive or other subscription rights. There will be no redemption or sinking fund provisions applicable to shares of our Class A common stock or Class B common stock. All outstanding shares of our Class A common stock and Class B common stock are fully paid and non-assessable.

Under an exchange agreement, dated June 5, 2015, Cantor and its managing general partner, CF Group Management, Inc., and other Cantor affiliates entitled to hold Class B common stock under our certificate of incorporation have the right to exchange from time to time, on a one-for-one basis, subject to adjustment, up to an aggregate of 34,649,693 shares of Class A common stock now owned or subsequently acquired by Cantor and such affiliates for up to an aggregate of 34,649,693 shares of Class B common stock. These shares of Class B common stock represent the remaining 34,649,693 authorized but unissued shares of Class B common stock available under our certificate of incorporation. Any shares of Class B common stock issued in connection with the exchange agreement will be deducted from the aggregate number of shares of Class B common stock that may be issued to Cantor and such affiliates upon exchange of their exchangeable limited partnership units in BGC Holdings. Accordingly, Cantor and such affiliates will not be entitled to receive any more shares of Class B common stock under the exchange agreement than they were previously eligible to receive upon exchange of exchangeable limited partnership units.

Preferred Stock

Our board of directors has the authority to cause us to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, including dividend rights, dividend rates, terms of redemption, redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series, without further vote or action by the stockholders. The issuance of our preferred stock pursuant to such “blank check” provisions may have the effect of delaying, deferring or preventing a change of control of us without further action by our stockholders and may adversely affect the voting and other rights of the holders of shares of our Class A common stock. At present, we have no plans to issue any preferred stock.

Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Bylaws and the Outstanding Notes

Some provisions of the Delaware General Corporation Law, which we refer to as the “DGCL,” and our certificate of incorporation, bylaws and outstanding notes, could make the following more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also primarily designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an “interested stockholder” is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the “interested stockholder.” An “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s outstanding voting stock, or was the owner of 15% or more of a corporation’s outstanding voting stock at any time within the prior three years, other than “interested stockholders” prior to the time our Class A common stock was traded on the Nasdaq Stock Market. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our Class A common stock.

Certificate of Incorporation and Bylaws

Our bylaws provide that special meetings of stockholders may be called only by the Chairman of our board of directors, or in the event the Chairman of our board of directors is unavailable, by the Chief Executive Officer or by the holders of a majority of the voting power of our Class B common stock, which is held by Cantor and CFGM. In addition, as discussed above, our certificate of incorporation permits us to issue “blank check” preferred stock.

Our bylaws require advance written notice prior to a meeting of our stockholders of a proposal or director nomination which a stockholder desires to present at such a meeting, which generally must be received by our Secretary not later than 120 days prior to the first anniversary of the date of our proxy statement for the preceding year’s annual meeting. Our bylaws provide that all amendments to our bylaws must be approved by either the holders of a majority of the voting power of all of our outstanding capital stock entitled to vote or by a majority of our board of directors.

The Outstanding Notes

8.125% Senior Notes

Pursuant to the terms of the 8.125% Senior Notes, unless we have exercised our right to redeem such notes, holders of the notes will have the right to require us to repurchase all or a portion of the notes upon the occurrence of a “Change of Control Triggering Event” (as defined in the indenture governing the 8.125% Senior Notes) at 101% of their principal amount, plus accrued and unpaid interest. A “Change of Control Triggering Event” will occur upon the occurrence of both a “Change of Control” (as defined in such indenture) and a “Below Investment Grade Rating Event” (as defined in such indenture). The requirement to offer to purchase the 8.125% Senior Notes upon a Change of Control Triggering Event may in certain circumstances delay or prevent a takeover of us and/or the removal of our incumbent management that might otherwise be beneficial to investors. See “— Description of 8.125% Senior Notes.”

5.375% Senior Notes

Pursuant to the terms of the 5.375% Senior Notes, unless we have exercised our right to redeem such notes, holders of the notes will have the right to require us to repurchase all or a portion of the notes upon the occurrence of a “Change of Control Triggering Event” (as defined in the indenture governing the 5.375% Senior Notes) at 101% of their principal amount, plus accrued and unpaid interest. A “Change of Control Triggering Event” will occur upon the occurrence of both a “Change of Control” (as defined in such indenture) and a “Below Investment Grade Rating Event” (as defined in such indenture). The requirement to offer to purchase the 5.375% Senior Notes upon a Change of Control Triggering Event may in certain circumstances delay or prevent a takeover of us and/or the removal of our incumbent management that might otherwise be beneficial to investors. See “— Description of 5.375% Senior Notes.”

Convertible Notes

Pursuant to the terms of the Convertible Notes, holders of such notes will have the right to require us to repurchase all or a portion of the notes upon the occurrence of a “fundamental change” (as defined in the indenture governing the Convertible Notes) at 100% of their principal amount, plus accrued and unpaid interest. In addition, if a “make-whole fundamental change” (as defined in such indenture governing the Convertible Notes) occurs prior to maturity of the notes, under certain circumstances we will increase the conversion rate by a number of additional shares of our Class A common stock (as set forth in a table in such indenture) for the notes converted in connection with such “make-whole fundamental change.” The Convertible Notes’ fundamental change purchase rights and provisions requiring an increase to the conversion rate for conversions in connection with make-whole fundamental changes may in certain circumstances delay or prevent a takeover of us and/or the removal of our incumbent management that might otherwise be beneficial to investors. See “— Description of Convertible Notes.”

8.375% GFI Notes

As a result of our acquisition of GFI, GFI’s financial results are consolidated as part of BGC. Included in that consolidation are the 8.375% GFI Notes. Pursuant to the terms of such notes, holders of the notes will have the right to require GFI to repurchase all or a portion of the notes upon the occurrence of a “Change of Control Repurchase Event” (as defined in the indenture governing the 8.375% GFI Notes) at 101% of their principal amount, plus accrued and unpaid interest. A “Change of Control Repurchase Event” will occur upon the occurrence of both a “Change of Control” (as defined in such indenture) and a “Below Investment Grade Rating Event” (as defined in such indenture). Our acquisition of GFI did not result in a Change of Control Repurchase Event. The requirement that GFI offer to repurchase the 8.375% GFI Notes upon a Change of Control Repurchase Event may in certain circumstances delay or prevent a takeover of us or a sale by us of GFI and/or the removal of our incumbent management that might otherwise be beneficial to investors.

Corporate Opportunity

Our certificate of incorporation provides that no Cantor Company (as defined below) or any of the representatives (as defined below) of a Cantor Company will owe any fiduciary duty to, nor will any Cantor Company or any of their respective representatives be liable for breach of fiduciary duty to, us or any of our stockholders with respect to a corporate opportunity, except as described below. To the extent that any representative of a Cantor Company also serves as our director or officer, such person will owe fiduciary duties to us in his or her capacity as our director or officer. In addition, none of any Cantor Company or any of their representatives will owe any duty to refrain from engaging in the same or similar activities or lines of business as us, or doing business with any of our clients or customers.

If a third party presents a corporate opportunity (as defined below) to a person who is a representative of ours and a representative of a Cantor Company, expressly and solely in such person’s capacity as a representative of us, and such person acts in good faith in a manner consistent with the policy that such corporate opportunity belongs to us, then such person:

•	will be deemed to have fully satisfied and fulfilled any fiduciary duty that such person has to us as a representative of us with respect to such corporate opportunity;

•	will not be liable to us or any of our stockholders for breach of fiduciary duty by reason of such person’s action or inaction with respect to the corporate opportunity;

•	will be deemed to have acted in good faith and in a manner that such person reasonably believed to be in, and not opposed to, our best interests; and

•	will be deemed not to have breached such person’s duty of loyalty to us and our stockholders, and not to have derived an improper personal benefit therefrom.

A Cantor Company may pursue such a corporate opportunity if we decide not to.

If a corporate opportunity is not presented to a person who is both a representative of ours and a representative of a Cantor Company and, expressly and solely in such person’s capacity as a representative of us, such person will not be obligated to present the corporate opportunity to us or to act as if such corporate opportunity belongs to us, and such person:

•	will be deemed to have fully satisfied and fulfilled any fiduciary duty that such person has to us as a representative of us with respect to such corporate opportunity;

•	will not be liable to us or any of our stockholders for breach of fiduciary duty by reason of such person’s action or inaction with respect to such corporate opportunity;

•	will be deemed to have acted in good faith and in a manner that such person reasonably believed to be in, and not opposed to, our best interests; and

•	will be deemed not to have breached a duty of loyalty to us and our stockholders, and not to have derived an improper personal benefit therefrom.

For purposes of the above:

•	“Cantor Company” means Cantor and any of its affiliates (other than, if applicable, the Company and its affiliates);

•	“representatives” means, with respect to any person, the directors, officers, employees, general partners or managing member of such person; and

•	“corporate opportunity” means any business opportunity that we are financially able to undertake that is, from its nature, in our lines of business, is of practical advantage to us and is one in which we have an interest or a reasonable expectancy, and in which, by embracing the opportunity, the self-interest of a Cantor Company or their respective representatives will be brought into conflict with our self-interest.

Registration Rights for Class A Common Stock

We have entered into various registration rights agreements with Cantor that provide for our registration of shares of our Class A common stock for resale by Cantor. We entered into a registration rights agreement with Cantor dated December 9, 1999 in connection with eSpeed’s formation. We also assumed in connection with the merger the obligations of BGC Partners OldCo under its registration rights agreement with Cantor dated March 31, 2008. We also entered into a registration rights agreement with Cantor in connection with the sale to Cantor of the Convertible Senior Notes. For a description of such registration rights available to Cantor, see “Certain Relationships and Related Transactions — Registration Rights Agreements” and “— 8.75% Convertible Senior Notes due 2015” included in our Definitive Proxy Statement on Schedule 14A filed on April 22, 2015, which we incorporate herein by reference. In addition, pursuant to the capped call transactions that we entered into in connection with the issuance of the Convertible Notes, we have agreed to register for resale shares of our Class A common stock acquired by the counterparties to the capped call transactions for hedging purposes, if in the good faith reasonable judgment of such counterparties, based upon advice of legal counsel, such shares cannot be sold without registration under the Securities Act.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

DIVIDEND POLICY

Our board of directors has authorized a dividend policy which provides that we expect to pay not less than 75% of our “post-tax distributable earnings per fully diluted share” as cash dividends to our common stockholders, with the balance of such distributable earnings to be available to repurchase shares of our Class A common stock or redeem or purchase BGC Holdings limited partnership interests or other equity interests in our subsidiaries, including from Cantor, our executive officers, other employees, partners and others. Please see below for a detailed definition of “post-tax distributable earnings per fully diluted share.”

Our board of directors and our Audit Committee have authorized repurchases of shares of our Class A common stock and redemptions of BGC Holdings limited partnership interests or other equity interests in our subsidiaries, including those held by Cantor, our executive officers, other employees, partners and others. As of June 30, 2015, we had approximately $111.3 million remaining under this authorization and may continue to actively make repurchases or redemptions, or cease to make such repurchases or redemptions, from time to time.

We expect to pay such dividends, if and when declared by our board of directors, on a quarterly basis. The dividend to our common stockholders is expected to be calculated based on post-tax distributable earnings allocated to BGC Partners, Inc. and generated over the fiscal quarter ending prior to the record date for the dividend. No assurance can be made, however, that a dividend will be paid each quarter.

The declaration, payment, timing and amount of any future dividends payable by us will be at the sole discretion of our board of directors. We are a holding company, with no direct operations, and therefore we are able to pay dividends only from our available cash on hand and funds received from distributions from BGC U.S. and BGC Global. Our ability to pay dividends may also be limited by regulatory considerations as well as by covenants contained in financing or other agreements. In addition, under Delaware law, dividends may be payable only out of surplus, which is our net assets minus our capital (as defined under Delaware law), or, if we have no surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Accordingly, any unanticipated accounting, tax, regulatory or other charges against net income may adversely affect our ability to declare dividends. While we intend to declare and pay dividends quarterly, there can be no assurance that our board of directors will declare dividends at all or on a regular basis or that the amount of our dividends will not change.

Certain Definitions

We use non-GAAP financial measures, including “revenues for distributable earnings,” “pre-tax distributable earnings” and “post-tax distributable earnings,” which are supplemental measures of operating performance that are used by management to evaluate the financial performance of BGC Partners, Inc. and its consolidated subsidiaries. BGC Partners believes that distributable earnings best reflect the operating earnings generated by it on a consolidated basis and are the earnings which management considers available for distribution to BGC Partners, Inc. and its common stockholders, as well as to holders of BGC Holdings partnership units during any period.

As compared with “income (loss) from operations before income taxes,” “net income (loss) for fully diluted shares,” and “fully diluted earnings (loss) per share,” all prepared in accordance with GAAP, distributable earnings calculations primarily exclude certain non-cash compensation and other expenses which generally do not involve the receipt or outlay of cash by BGC Partners, Inc., which do not dilute existing stockholders, and which do not have economic consequences, as described below. In addition, distributable earnings calculations exclude certain gains and charges that management believes do not best reflect the ordinary operating results of BGC.

Revenues for distributable earnings are defined as GAAP revenues excluding the impact of BGC Partners, Inc.’s non-cash earnings or losses related to its equity investments. Revenues for distributable earnings include the collection of receivables which would have been recognized for GAAP other than for the effect of acquisition accounting. Revenues for distributable earnings also exclude certain one-time or unusual gains that are recognized under GAAP, because BGC Partners does not believe such gains are reflective of its ongoing, ordinary operations.

Pre-tax distributable earnings are defined as GAAP income (loss) from operations before income taxes excluding items that are primarily non-cash, non-dilutive, and non-economic, such as:

•	Non-cash stock-based equity compensation charges for REUs granted or issued prior to the merger, as well as post-merger non-cash, non-dilutive equity-based compensation related to partnership unit exchange or conversion.

•	Allocations of net income to founding/working partner and other limited partnership units, including REUs, RPUs, PSUs, LPUs, and PSIs.

•	Non-cash asset impairment charges, if any.

Distributable earnings calculations also exclude charges related to purchases, cancellations or redemptions of partnership interests and certain unusual, one-time, or non-recurring items, if any.

“Compensation and employee benefits” expense for distributable earnings will also include broker commission payouts relating to the aforementioned collection of receivables.

Our definition of distributable earnings also excludes certain gains and charges with respect to acquisitions, dispositions, or resolutions of litigation. This exclusion pertains to the one-time gain related to the NASDAQ OMX Transaction. Management believes that excluding these gains and charges best reflects our operating performance. However, because NASDAQ OMX is expected to pay us in an equal amount of stock on a regular basis for 15 years as part of such Transaction, the payments associated with our receipt of such stock are expected to be included in the our calculation of distributable earnings. To make quarter-to-quarter comparisons more meaningful, one-quarter of the annual contingent earn-out amount will be included in our calculation of distributable earnings each quarter as “other revenues.”

Since distributable earnings are calculated on a pre-tax basis, management intends to also report “post-tax distributable earnings” and “post-tax distributable earnings per fully diluted share”:

•	“Post-tax distributable earnings” are defined as pre-tax distributable earnings adjusted to assume that all pre-tax distributable earnings were taxed at the same effective rate.

•	“Post-tax distributable earnings per fully diluted share” are defined as post-tax distributable earnings divided by the weighted-average number of fully diluted shares for the period.

Our distributable earnings per share calculations assume either that:

•	The fully diluted share count includes the shares related to the dilutive instruments, such as the Convertible Notes, but excludes the associated interest expense, net of tax, when the impact would be dilutive; or

•	The fully diluted share count excludes the shares related to these instruments, but includes the associated interest expense, net of tax.

Each quarter, the dividend to our common stockholders is expected to be determined by our board of directors with reference to post-tax distributable earnings per fully diluted share. In addition to our quarterly dividend to common stockholders, we expect to pay a pro-rata distribution of net income to BGC Holdings founding/working partner and other limited partnership units, including REUs, RPUs, LPUs, PSUs and PSIs, and to Cantor for its noncontrolling interest. The amount of all of these payments is expected to be determined using the above definition of pre-tax distributable earnings per share.

Certain employees who are holders of RSUs may be granted pro-rata payments equivalent to the amount of dividends paid to common stockholders. Under GAAP, a portion of the dividend equivalents on RSUs is required to be taken as a compensation charge in the period paid. However, to the extent that they represent cash payments made from the prior period’s distributable earnings, they do not dilute existing stockholders and are therefore excluded from the calculation of distributable earnings.

The term “distributable earnings” is not meant to be an exact measure of cash generated by operations and available for distribution, nor should it be considered in isolation or as an alternative to cash flow from operations or GAAP net income (loss). We view distributable earnings as a metric that is not necessarily indicative of liquidity or the cash available to fund our operations.

Pre- and post-tax distributable earnings are not intended to replace our presentation of GAAP financial results. However, management believes that they help provide investors with a clearer understanding of our financial performance and offer useful information to both management and investors regarding certain financial and business trends related to our financial condition and results of operations. Management believes that distributable earnings and the GAAP measures of financial performance should be considered together.

PRICE RANGE OF CLASS A COMMON STOCK

Our Class A common stock is traded on the Nasdaq Global Select Market under the symbol “BGCP.” There is no public trading market for our Class B common stock, which is held by Cantor and CFGM. The following table sets forth, for the fiscal quarters indicated, the high and low sales prices per share of Class A common stock on the Nasdaq Global Select Market.

We declared quarterly cash dividends of $0.12 for each of the four quarters of 2013 and 2014 and $0.14 for the first and second quarters of 2015.

	High	Low
2015
First Quarter	$9.72	$7.78
Second Quarter	$10.27	$8.38
Third Quarter	$10.05	$7.91
Fourth Quarter (through October 8, 2015)	$8.33	$7.80
2014
First Quarter	$7.30	$5.96
Second Quarter	$7.65	$6.50
Third Quarter	$8.01	$7.10
Fourth Quarter	$9.57	$6.87
2013
First Quarter	$4.81	$3.43
Second Quarter	$5.96	$3.84
Third Quarter	$6.53	$5.44
Fourth Quarter	$6.18	$5.10

On October 8, 2015, the last reported sales price of class A common stock on the Nasdaq Global Select Market was $8.23. As of October 8, 2015, there were 321 holders of record of Class A common stock, and two holders of record of Class B common stock.

PLAN OF DISTRIBUTION

This prospectus may be used by CF&Co. in connection with offers and sales of the Securities in ongoing market-making transactions in the Securities. Market-making transactions may occur in the open market or may be privately negotiated at prevailing market prices at a time of resale or at related or negotiated prices. In these transactions, CF&Co. may act as principal or agent, including as agent for the counterparty in a transaction in which CF&Co. acts as principal, or is agent for both counterparties in a transaction in which CF&Co. does not act as a principal. CF&Co. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of ours may also engage in market-making transactions of this kind and may use this prospectus for that purpose. CF&Co., or any other affiliate of ours, will conduct these offers and sales in compliance with the requirements of the Financial Industry Regulatory Authority.

We will not receive any proceeds from these market-making transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Neither CF&Co., nor any other affiliate of ours, has any obligation to make a market in our Securities, and CF&Co. or any such other affiliate may discontinue market-making activities at any time without notice.

LEGAL MATTERS

The validity of the 8.125% Senior Notes, the 5.375% Senior Notes and the Convertible Notes offered and sold pursuant to this prospectus has been passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York.

The validity of the shares of our Class A common stock offered pursuant to this prospectus has been passed upon for us by Stephen M. Merkel, our Executive Vice President, General Counsel and Secretary. Mr. Merkel’s address is c/o BGC Partners, Inc., 499 Park Avenue, New York, New York 10022. As of September 30, 2015, Mr. Merkel owned (i) 150,382 shares of our restricted Class A common stock held directly by Mr. Merkel, (ii) 32,196 shares of unrestricted Class A common stock held directly by Mr. Merkel, (iii) 16,000 shares of our Class A common stock held in Mr. Merkel’s 401(k) account, (iii) 2,250 shares of our Class A common stock beneficially owned by Mr. Merkel’s spouse, and (iv) 201,197, 139,694 and 857,143 non-exchangeable PSUs, PPSUs and NPSUs, respectively.

EXPERTS

Ernst & Young LLP, our independent registered public accounting firm, has audited the consolidated financial statements and financial statement schedule of BGC Partners, Inc. included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and the effectiveness of internal control over financial reporting of BGC Partners, Inc. as of December 31, 2014, as set forth in their reports, which are incorporated by reference herein. Such consolidated financial statements and financial statement schedule of BGC Partners, Inc. are incorporated by reference in reliance on the reports of such firm, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, Grubb & Ellis Company’s independent registered public accounting firm, has audited the consolidated financial statements of Grubb & Ellis Company as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as set forth in their report, which is incorporated by reference herein. Such consolidated financial statements are incorporated by reference in reliance on the report of such firm, given on their authority as experts in accounting and auditing.

The audited historical financial statements and financial statement schedule of GFI Group Inc. incorporated in this prospectus by reference to BGC Partners, Inc.’s Current Report on Form 8-K/A dated February 26, 2015, as filed with the Commission on May 8, 2015, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at One Station Place, 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. These filings are also available to the public from the SEC’s website at www.sec.gov.

Our website address is www.bgcpartners.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of Cantor, our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed on March 2, 2015;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015 filed on August 10, 2015;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015 filed on May 11, 2015;

•	our Definitive Proxy Statement on Schedule 14A for our 2015 Annual Meeting of Stockholders filed on April 22, 2015;

•	our Current Report on Form 8-K filed on January 7, 2015;

•	our Current Report on Form 8-K filed on January 9, 2015;

•	our Current Report on Form 8-K filed on January 13, 2015;

•	our Current Report on Form 8-K filed on January 16, 2015;

•	our Current Report on Form 8-K filed on January 20, 2015;

•	our Current Report on Form 8-K filed on January 21, 2015;

•	our Current Report on Form 8-K filed on January 22, 2015;

•	our Current Report on Form 8-K filed on January 29, 2015;

•	our Current Report on Form 8-K filed on January 30, 2015;

•	our Current Report on Form 8-K filed on February 2, 2015;

•	our Current Report on Form 8-K filed on February 4, 2015;

•	our Current Report on Form 8-K filed on February 11, 2015 (other than as indicated therein);

•	our Current Report on Form 8-K filed on February 12, 2015;

•	our Current Report on Form 8-K filed on February 19, 2015;

•	our Current Report on Form 8-K filed on February 20, 2015;

•	our Current Report on Form 8-K filed on February 25, 2015;

•	our Current Report on Form 8-K filed on February 27, 2015;

•	our Current Report on Form 8-K filed on March 4, 2015, as amended by our Current Report on Form 8-K/A filed on May 8, 2015;

•	our Current Report on Form 8-K filed on April 17, 2015;

•	our Current Report on Form 8-K filed on April 29, 2015 (other than as indicated therein);

•	our Current Report on Form 8-K filed on June 5, 2015;

•	our Current Report on Form 8-K filed on June 30, 2015 (other than as indicated therein);

•	our Current Report on Form 8-K filed on July 10, 2015;

•	our Current Report on Form 8-K filed on July 29, 2015 (other than as indicated therein);

•	our Current Report on Form 8-K filed on August 28, 2015;

•	our Current Report on Form 8-K filed on October 1, 2015;

•	our Registration Statement on Form 8-A for our Class A common stock filed on November 18, 1999;

•	our Amendment No. 1 to our Registration Statement on Form 8-A/A filed on March 7, 2001; and

•	all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (Commission File Numbers 0-28191 and 1-35591) after the date of this prospectus and before the completion of the offerings.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of these documents, at no cost to you, from our website (www.bgcpartners.com), or by writing or telephoning us at the following address:

Investor Relations

BGC Partners, Inc.

499 Park Avenue

New York, New York 10022

(212) 610-2426

BGC Partners, Inc.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable in connection with the offering of the securities being registered, all of which will be paid by BGC Partners, Inc. (the “Registrant”). All amounts are estimates except the Securities and Exchange Commission (the “SEC”) registration fee.

Amount
SEC registration fee	$0
Printing and engraving expenses	5,000
Legal fees and expenses	50,000
Accounting fees and expenses	10,000
Transfer agent and registrar fees and expenses	3,000
Miscellaneous	2,000

Total	$70,000

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s Amended and Restated Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Registrant maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws or otherwise as a matter of law.

Item 16.	Exhibits.

The Index to Exhibits beginning on page II-6 is hereby incorporated by reference.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

Paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, BGC Partners, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on October 9, 2015.

BGC PARTNERS, INC.

/s/ Howard W. Lutnick
Name:	Howard W. Lutnick
Title:	Chairman and Chief Executive Officer

POWERS OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Howard W. Lutnick and Stephen M. Merkel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, whether pre-effective or post-effective, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant, BGC Partners, Inc., in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date

/s/ Howard W. Lutnick Howard W. Lutnick	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	October 9, 2015

/s/ A. Graham Sadler A. Graham Sadler	Chief Financial Officer (Principal Financial and Accounting Officer)	October 9, 2015

/s/ Linda A. Bell Linda A. Bell	Director	October 9, 2015

/s/ Stephen T. Curwood Stephen T. Curwood	Director	October 9, 2015

/s/ John H. Dalton John H. Dalton	Director	October 9, 2015

/s/ William J. Moran William J. Moran	Director	October 9, 2015

/s/ Albert M. Weis Albert M. Weis	Director	October 9, 2015

INDEX TO EXHIBITS

The following exhibits are included or incorporated by reference in this registration statement on Form S-3 (certain documents have been previously filed with the SEC pursuant to the Exchange Act by BGC Partners, Inc. (Commission File Numbers 0-28191 and 1-35591) or by GFI Group Inc. (Commission File No. 1-34897)):

Exhibit Number	Exhibit Title

2.1	Agreement and Plan of Merger, dated as of May 29, 2007, by and among eSpeed, Inc., BGC Partners, Inc., Cantor Fitzgerald, L.P., BGC Partners, L.P., BGC Global Holdings, L.P. and BGC Holdings, L.P. (incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on February 11, 2008)

2.2	Amendment No. 1, dated as of November 5, 2007, to the Agreement and Plan of Merger, dated as of May 29, 2007, by and among eSpeed, Inc., BGC Partners, Inc., Cantor Fitzgerald, L.P., BGC Partners, L.P., BGC Global Holdings, L.P. and BGC Holdings, L.P. (incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on February 11, 2008)

2.3	Amendment No. 2, dated as of February 1, 2008, to the Agreement and Plan of Merger, dated as of May 29, 2007, by and among eSpeed, Inc., BGC Partners, Inc., Cantor Fitzgerald, L.P., BGC Partners, L.P., BGC Global Holdings, L.P. and BGC Holdings, L.P. (incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on February 11, 2008)

4.1	Amended and Restated Certificate of Incorporation of BGC Partners, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 7, 2008)

4.2	Amended and Restated Bylaws of BGC Partners, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 7, 2008)

4.3	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on April 18, 2008)

4.4	Warrant Agreement, dated as of August 21, 2002, between eSpeed, Inc. and UBS USA, Inc. (incorporated by reference to Exhibit 10.19 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed with the SEC on November 14, 2002)

4.5	Warrant Agreement, dated as of September 13, 2001, between eSpeed, Inc. and Exchange Brokerage Systems Corp. (incorporated by reference to Exhibit 10.24 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed with the SEC on November 14, 2002)

4.6	Amended and Restated Warrant Agreement, dated as of October 23, 2003, between eSpeed, Inc. and UBS USA, Inc. (incorporated by reference to Exhibit 10.27 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 filed with the SEC on November 13, 2003)

4.7	Warrant Agreement, dated as of February 24, 2006, among eSpeed, Inc. and IDT Horizon GT, Inc. (incorporated by reference to Exhibit 4.10 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005)

4.8	Note Purchase Agreement, dated as of March 31, 2008, by and among BGC Partners, L.P. and the Purchasers whose names appear at the end thereof (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 7, 2008)

4.9	Guaranty of BGC Partners, Inc., dated as of March 31, 2008 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 7, 2008)

4.10	Letter Agreement, dated as of March 31, 2008, by and between BGC Partners, Inc. and Cantor Fitzgerald, L.P. (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 7, 2008)

4.11	Subscription Agreement, dated March 16, 2010, among BGC Partners, Inc., BGC Holdings, L.P. and Cantor Fitzgerald, L.P. (incorporated by reference to Exhibit 10.43 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 16, 2010)

4.12	Indenture, dated as of April 1, 2010, between BGC Partners, Inc. and Wells Fargo Bank, National Association, as Trustee, relating to the 8.75% Convertible Senior Notes due 2015 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 7, 2010)

4.13	Supplemental Indenture, dated as of May 4, 2010, between BGC Partners, Inc. and Wells Fargo Bank National Association, as Trustee, relating to the 8.75% Convertible Senior Notes due 2015 (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed on May 5, 2010)

4.14	BGC Partners, Inc. 8.75% Convertible Senior Notes due 2015 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 7, 2010)

4.15	BGC Holdings, L.P. 8.75% Senior Convertible Notes due 2015 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 7, 2010)

4.16	Registration Rights Agreement, dated as of December 9, 1999, by and among eSpeed, Inc. and the Investors named therein (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999 filed with the SEC on March 29, 2000)

4.17	Registration Rights Agreement, dated as of March 31, 2008, by and between Cantor Fitzgerald, L.P. and BGC Partners, LLC (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 7, 2008)

4.18	Registration Rights Agreement, dated as of April 1, 2010, by and between BGC Partners, Inc. and Cantor Fitzgerald, L.P. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 7, 2010)

4.19	Registration Rights Agreement, dated as of June 5, 2000, among eSpeed, Inc., Williams Energy Marketing & Trading Company and Dynegy, Inc. (incorporated by reference to Exhibit 10.9 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 filed with the SEC on August 14, 2000)

4.20	Registration Rights Agreement, dated as of September 22, 2000, among eSpeed, Inc., EIP Holdings, LLC, Williams Energy Marketing & Trading Company and Coral Energy Holding, LP, Koch Energy Trading, Inc. TXU Energy Trading Company and Dominion Energy Exchange, Inc. (incorporated by reference to Exhibit 10.16 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2000)

4.21	Registration Rights Agreement, dated as of July 30, 2001, among eSpeed, Inc. and the Investors named therein (incorporated by reference to Exhibit 10.19 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001)

4.22	Registration Rights Agreement, dated as of August 21, 2002, by and between eSpeed, Inc. and UBS USA Inc. (incorporated by reference to Exhibit 10.20 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002)

4.23	Stock Purchase Agreement, dated April 26, 2000, between eSpeed, Inc. and Cantor Fitzgerald Securities (incorporated by reference to Exhibit 10.10 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000)

4.24	Indenture, dated as of July 29, 2011, between BGC Partners, Inc. and U.S. Bank National Association, as Trustee, relating to the 4.50% Convertible Senior Notes due 2016 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 1, 2011)

4.25	Indenture, dated as of June 26, 2012, between BGC Partners, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 27, 2012)

4.26	First Supplemental Indenture, dated as of June 26, 2012, between BGC Partners, Inc. and U.S. Bank National Association, as Trustee, relating to 8.125% Senior Notes due 2042 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 27, 2012)

4.27	Second Supplemental Indenture, dated as of December 9, 2014, between BGC Partners, Inc. and U.S. Bank National Association, as trustee, relating to the 5.375% Senior Notes due 2019 (incorporated by reference to Exhibit 4.2 to the Registration’s Current Report on Form 8-K filed with the SEC on December 10, 2014)

4.28	Form of BGC Partners, Inc. 5.375% Senior Notes due 2019 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 10, 2014)

4.29	Promissory Note, dated April 28, 2015, from BGC Partners, L.P. to GFI Group Inc. in the aggregate amount of $250,000,000 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 11, 2015)

4.30	Indenture, dated as of July 19, 2011, between GFI Group Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the 8.375% Senior Notes due 2018 of GFI Group Inc. (incorporated by reference to Exhibit 4.2 to the GFI Group Inc. Current Report on Form 8-K filed with the SEC on July 22, 2011 (File No. 1-34897))

4.31	Form of Exchange 8.375% Senior Notes due 2018 (incorporated by reference to Exhibit 4.4 of the GFI Group Inc. Amendment No. 1 to Registration Statement on Form S-4 filed with the SEC on November 14, 2011 (File No. 333-117459))

4.32	Guarantee, dated as of July 10, 2015, between BGC Partners, Inc. and GFI Group Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 10, 2015)

4.33*	Revolving Credit Agreement, dated as of October 1, 2015, between BGC Partners, Inc. and Cantor Fitzgerald, L.P.

5.1*	Opinion of Morgan, Lewis & Bockius LLP

5.2*	Opinion of Stephen M. Merkel

12.1*	Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Ernst & Young LLP

23.3*	Consent of PricewaterhouseCoopers LLP

23.4	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1 to the Registration Statement)

23.5	Consent of Stephen M. Merkel (included in Exhibit 5.2 to the Registration Statement)

24.1	Powers of Attorney (included on the signature page of the Registration Statement)

25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank National Association with respect to the Indenture governing the Registrant’s 8.125% Senior Notes due 2042

25.2*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank National Association with respect to the Indenture governing the Registrant’s 5.375%% Senior Notes due 2019

25.3*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank National Association with respect to the Indenture governing the Registrant’s 4.50% Convertible Senior Notes due 2016

*	Filed herewith.